UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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EOS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

and

(Name of Person Filing Proxy Statement)

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888 Seventh Avenue, 13th Floor

New York, New York 10106

April     , 2003

To Our Stockholders:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Eos International, Inc. at 9:00 a.m. Eastern Time on Thursday, May 15, 2003 (the “Meeting”) at 330 South Street, Morristown, New Jersey.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Meeting.

It is important that your shares be represented at this Meeting to assure the presence of a quorum. Whether or not you plan to attend the Meeting, we hope that you will assure that your shares are represented at the Meeting by promptly signing and dating your proxy and returning it in the enclosed envelope, which requires no postage if mailed in the United States. Your shares will be voted in accordance with the instructions on your proxy.

Thank you for your continued support.

Sincerely,

PETER A. LUND

Chairman of the Board

EOS INTERNATIONAL, INC.

888 Seventh Avenue, 13th Floor

New York, New York 10106.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2003

The Annual Meeting of Stockholders (the “Meeting”) of Eos International, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern Time on Thursday, May 15, 2003 at 330 South Street, Morristown, New Jersey for the following purposes:

(1)  To elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)  Proposal 1:  To approve a proposed increase in the Company’s authorized shares from 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock;

(3)  Proposal 2:  To approve the grant to Peter A. Lund of an option to purchase 5,750,000 shares of Company common stock as compensation for his service as Chairman of the Board of Directors of the Company;

(4)  Proposal 3:  To adopt the Eos International, Inc. 2003 Stock Award and Incentive Plan; and

(5)  To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Only holders of record of common stock of the Company and of Series E Junior Convertible Preferred Stock of the Company at the close of business on April 1, 2003 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANYTIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

James J. Liati, Secretary

New York, New York

April     , 2003

The Company’s 2002 Annual Report accompanies this Proxy Statement.

EOS INTERNATIONAL, INC.

888 Seventh Avenue, 13th Floor

New York, New York 10106.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Eos International, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 2003 (the “Meeting”), at 330 South Street, Morristown, New Jersey, at 9:00 a.m. Eastern Time, and at any adjournment or adjournments thereof. Only holders of record of common stock of the Company, $0.01 par value, and Series E Junior Convertible Preferred Stock of the Company, $0.01 par value, as of the close of business on April 1, 2003 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. Holders of common stock of the Company and Series E Junior Convertible Preferred Stock of the Company vote together as a class. Each share of common stock is entitled to one vote, and each share of Series E Junior Convertible Preferred Stock is entitled to 11,000 votes, on any matter presented at the Meeting. As of April 1, 2003, there were 88,020,099 shares of common stock issued and outstanding and entitled to vote and 1,000 shares of Series E Junior Convertible Preferred Stock, representing an aggregate of 11,000,000 votes, issued and outstanding and entitled to vote. The Company has three subsidiaries: Discovery Toys, Inc., a California corporation (“Discovery Toys”), Regal Greetings & Gifts Corporation, a Canadian Corporation (“Regal”), and I.F.S. of New Jersey, Inc., a New Jersey corporation (“IFS”).

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted:

(i)	FOR the election of the nine nominees for director named in this Proxy Statement;

(ii)	FOR the proposal to increase the Company’s authorized shares from 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock;

(iii)	FOR the proposal to approve the grant to Peter A. Lund of an option to purchase 5,750,000 shares of Company common stock as compensation for his service as Chairman of the Board of Directors of the Company;

(iv)	FOR the proposal to adopt the Eos International, Inc. 2003 Stock Award and Incentive Plan (the “2003 Plan”); and

(v)	in the discretion of the persons named in the enclosed form of proxy, on any other matters which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted by giving notice to the Secretary of the Company or by submitting a duly executed proxy bearing a later date. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Meeting is necessary to constitute a quorum at the Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the proposed increase in the Company’s authorized shares of common stock, the grant by the Company of an option to Peter A. Lund, and the adoption by the Company of the 2003 Stock Award and Incentive Plan.

Under the General Corporation Law of the State of Delaware, (i) an abstaining vote and broker “non-vote” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum of shares is present at a meeting, and (ii) a plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker “non-votes” will have any impact on the election of directors. Abstentions are deemed to be “votes cast” and will have the effect of votes in opposition to the proposals to increase the Company’s authorized shares of common stock, adopt the 2003 Plan, and approve the grant of an option to Peter A. Lund. However, broker “non-votes” are not deemed to be “votes cast” and therefore are not included in the tabulation of the voting results on the proposals to increase the Company’s authorized shares of common stock, adopt the 2003 Plan, or approve the grant of options to Peter A. Lund. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about April     , 2003. The Annual Report to Stockholders of the Company for the year ended December 31, 2002, including financial statements (the “Annual Report”), is being mailed together with this Proxy Statement to all holders of record of Company common stock and Series E Junior Convertible Preferred Stock as of April 1, 2003. The Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company’s expense, with additional copies of the Annual Report to permit such record holders to supply such materials to beneficial owners determined as of April 1, 2003.

ITEM I

ELECTION OF DIRECTORS

General.    At the Meeting, nine directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. In the event any of the nominees should become unavailable or unable to serve as a director, the persons named in the accompanying proxy intend to vote for such other person or persons, as the Board of Directors may designate, as a substitute nominee, or the number of persons comprising the Board of Directors may be reduced. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected.

In connection with the $7.5 million private equity offering effected by the Company on January 14, 2003, the Company has agreed to use commercially reasonable efforts to cause the election to the Board of Directors of a person designated by Draupnir, LLC, an investor in the offering. Such person must be reasonably satisfactory to the Company and agree to serve as a director of the Company. The Company has agreed to use commercially reasonable efforts to cause such person to continue in office until such time as Draupnir, LLC ceases to beneficially own in the aggregate, directly or indirectly, 4,500,000 or more shares of the Company’s common stock (subject to appropriate adjustments by the Board of Directors in the event of recapitalizations of the Company including, but not limited to, share splits and combinations). Draupnir, LLC designated Mark A. Ryle to serve as a member of the Board of Directors.

The following table sets forth the names and ages of each nominee for director, the other positions and offices presently held by such persons with the Company, if any, the period during which such persons have served on the Board of Directors of the Company, and the principal occupation or employment of such persons during the past five years.

Nominees for Election as Directors

Name and Position with the Company, if any	Age	Director Since	Principal Occupation
Peter A. Lund Chairman of the Board	62	1999

Private Investor and Media Consultant; Chairman of the Board of the Company since August 2001; Chief Executive Officer of the Company from May 2000 to August 2001; President and other positions at CBS for 18 years.

James M. Cascino Director, President and Chief Executive Officer	51	2001

President and Chief Executive Officer of the Company since August 2001; President and Chief Executive Officer of Discovery Toys since January 1999; President and Chief Executive Officer of IFS since 1997; Chairman of the Board of Regal.

Anthony R. Calandra Director	61	2001	President, McGuggan, LLC

Jonathan C. Klein Director	44	2001	President and Chief Executive Officer, The FeedRoom

Julius Koppelman Vice Chairman of the Board	86	2001	Vice Chairman of the Board

Charles D. Peebler, Jr. Director	66	1999	Managing Director, Plum Capital, LLC since 2000; President of True North and Chairman of and Chief Executive Officer of its Diversified Services Group from 1997 to 1999.

Name and Position with the Company, if any	Age	Director Since	Principal Occupation

Anthony J. Robbins Vice Chairman of the Board	43	1999	Chairman of the Board, Robbins Research International, Inc., Motivational Speaker and Author

Mark A. Ryle Director	40	2003

Managing Member and Executive Vice President, Draupnir, L.L.C. since 2002; Chief Financial Officer and Chief Operating Officer at American Tool Companies, Inc. from May 2001 to May 2002. Other positions at American Tool since 1998.

William S. Walsh Director	41	2001	Managing Partner, McGuggan, LLC

Set forth below is the name of, and certain biographical information regarding, the directors of the Company.

ANTHONY R. CALANDRA

Anthony R. Calandra has served as a member of the Board of Directors of the Company since July 2001. Mr. Calandra also serves as a member of the Board of Directors of IFS, Discovery Toys, and Regal, each of which is a subsidiary of the Company. Mr. Calandra has been President of McGuggan, LLC, since 1995. Prior to such time, Mr. Calandra had served as President of Artegraft, Inc. and President of Redi Mail Direct Marketing, Inc. Mr Calandra is currently also serving as the Chairman of the Board of Artegraft, Inc. and a member of the Board of Directors of Medcon Financial and Gettoner.com.

JAMES M. CASCINO

James M. Cascino is the President and Chief Executive Officer of the Company and has served as a member of the Board of Directors of the Company since August 2001. Mr. Cascino is a member of the Board of Directors of Discovery Toys, IFS and Regal and serves as Chairman of the Board of Regal, each of which is a subsidiary of the Company. Mr. Cascino has served as Chief Executive Officer of Discovery Toys since January 1999 and has also served as President and Chief Executive Officer of IFS since 1997. Before being named CEO at IFS, Mr. Cascino was Senior Vice President of Sales and Marketing at the company for 10 years. Prior to joining IFS, Mr. Cascino served in a number of sales and management positions at Avon Products Inc., HBO & Company, the Cystic Fibrosis Foundation and Mercer University. He received an A.B. degree from Mercer University.

JONATHAN C. KLEIN

Jonathan C. Klein has served as a member of the Board of Directors of the Company since July 2001. Mr. Klein is the President and Chief Executive Officer of The FeedRoom, a company he founded in 1998. Mr. Klein served as Executive Vice President, CBS News. Prior to that, Mr. Klein was a news and documentary producer for CBS News, where he pioneered new forms of storytelling as the creator of the innovative cinema verite series, “Before Your Eyes.” During his tenure at CBS News he won multiple Emmy and Peabody Awards and the Columbia-Dupont Silver Baton.

JULIUS KOPPELMAN

Julius Koppelman serves as the Vice Chairman of the Board of Directors of the Company, the Chairman of Discovery Toys, a subsidiary of the Company, and the Chairman of IFS, a subsidiary of the Company. Mr. Koppelman has served as a member of the Board of Directors of the Company since July 2001 and as Vice Chairman of the of the Board of Directors since August 2001. Mr. Koppelman served as Executive Vice President and a member of the Board of Directors of RCA Corporation before retiring following a 38-year career. Mr. Koppelman then joined Wesray Capital Corp. as Chairman of its Harding Services L.L.C. consulting arm, where he served on the Board of Directors of approximately 30 companies, including Avis Rent A Car, Wilson Sporting Goods, Carter Children’s Wear, Simmons Mattress Co., and Atlas Van Lines. Mr. Koppelman is also a member of the Board of Directors of Princess House Inc., Artegraft Inc., Medcon Inc., and Champs Inc.

PETER A. LUND

Peter A. Lund is a private investor and media consultant and currently serves as Chairman of the Board of Directors of the Company. Mr. Lund served as the Chief Executive Officer of the Company from May 2000 until August 2001. Mr. Lund has served as a member of the Board of Directors of the Company since November 1999. Prior to such time, Mr. Lund was President and CEO of CBS Inc. where he spent 18 years in a variety of positions including President, CBS TV and Cable, President, CBS Television Network, President, CBS Television Stations, and President, CBS Sports. Mr. Lund was also the President of Multimedia Entertainment Co. and General Manager of television stations in Chicago and New York. Mr. Lund currently serves as a member of the Board of Directors of Hughes Electronics Corp., Emmis Communications Corp. and Crown Media Holdings, Inc., all publicly traded companies. He is also a member of the Board of Trustees of the University of St. Thomas.

CHARLES D. PEEBLER, JR.

Charles D. Peebler, Jr., retired Chairman Emeritus of True North Communications Inc., has served as Managing Director of Plum Capital, LLC since 2000. Mr. Peebler has served as a member of the Board of Directors of the Company since November 1999. Mr. Peebler was Chief Executive Officer of Bozell, Jacobs, Kenyon and Eckhardt from January 1986 to December 1997 before merging his company with True North. Mr. Peebler then served as President of True North and Chairman and Chief Executive Officer of its Diversified Services Group from 1997 to 1999. Mr. Peebler is a member of the Board of Directors of AvalonBay Communities, Inc., Hot Link Inc., Valmont Industries, Discovery Toys, Meredith Corporation and mPluse, of which he is Chairman of the Board.

ANTHONY J. ROBBINS

Anthony J. Robbins founded the Company in November 1999 and has served as a member of the Board of Directors of the Company since such time. Mr. Robbins has served as the Vice Chairman of the Board of Directors of the Company since August 2001, and had served as Chairman of the Company from November 1999 until such time. Mr. Robbins has served as Chairman of the Board of Robbins Research International, Inc., also known as the Anthony Robbins Companies, since 1983. Mr. Robbins is a best-selling author of five books. His audio program, “Personal Power” is the best-selling personal improvement program of all time with more than 35 million tapes distributed worldwide.

MARK A. RYLE

Mark A. Ryle has served as a member of the Board of Directors of the Company since January 2003. Mr. Ryle is a founding partner of Draupnir L.L.C. and has served as its Managing Member and Executive Vice President since 2002. Previously, Mr. Ryle acted as Chief Financial Officer and COO at American Tool Companies from May 2001 to May 2002. Mr. Ryle joined American Tool Companies, Inc. in 1998 as Senior Vice President, Corporate Development and Finance. Prior to such time, Mr. Ryle held senior positions in the investment banking and corporate finance industries, with Lehman Brothers, Bank of America and ABN Amro/LaSalle, in the United States, Latin America and Europe. Mr. Ryle serves on the Board of Directors for Titus Innovations, LLC, The Beverage Group, Inc. and d_skin, LLC.

WILLIAM S. WALSH

William S. Walsh has served as a member of the Board of Directors of the Company since July 2001 and also is a member of the Board of Directors of Discovery Toys, Regal, and IFS, each of which is a subsidiary of the Company. Mr. Walsh has been Managing Partner of McGuggan, LLC, since 1997. Prior to that, Mr. Walsh had served as Managing Partner of both Emptor Capital and South Street Capital. Mr. Walsh managed a food manufacturing business which he co-founded. He is a graduate of the University of Richmond. Mr. Walsh is a member of the Board of Directors of Princess House, Medcon, ATS, CMEInfo and Select Nutrition.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees for the Board of Directors.

Committees and Meetings of the Board

In 2002, the Board of Directors held 10 meetings, the Executive Committee held 11 meetings, the Compensation Committee held one meeting, the Audit Committee held four meetings, and the Acquisition Committee held no meetings. There is no standing nominating committee. Each director attended at least 75% of the meetings of the Board of Directors and of their respective committees.

Board Committees

Executive Committee.    The Executive Committee provides guidance to the Chief Executive Officer in the absence of a full board meeting. The Executive Committee of the Board of Directors consists of Julius Koppelman (Chair), Anthony R. Calandra, James M. Cascino, Peter A. Lund, and William S. Walsh.

Compensation Committee.    The compensation committee of the Board of Directors reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company, administers the Company’s stock option plans and establishes and reviews general policies relating to compensation and benefits of employees of the Company. In 2002 through March 2003, the compensation committee consisted of Julius Koppelman (Chair), Anthony R. Calandra, Charles D. Peebler, Jr. and William S. Walsh. As of April 1, 2003, the compensation committee consists of Charles D. Peebler, Jr. (Chair), Jonathan C. Klein, and Mark A. Ryle, and Julius Koppelman serves as an ex officio member of the committee.

Audit Committee.    The Audit Committee of the Board of Directors is authorized to engage the Company’s independent auditors and review with such auditors (i) the scope and timing of their audit services and any other services they are asked to perform, (ii) their report on the Company’s financial statements following completion of their audit and (iii) the Company’s policies and procedures with respect to internal accounting and financial controls. In 2002 through March 2003, the Audit Committee consisted of Anthony R. Calandra (Chair), Jonathan C. Klein, and Anthony J. Robbins, who served on the Audit Committee for part of 2002. As of April 1, 2003, the Audit Committee consists of Charles D. Peebler, Jr. (Chair), Jonathan C. Klein, and Mark A. Ryle.

Nominating Committee.    The Nominating Committee, which was formed in February 2003, recommends to the Board of Directors nominees for Board membership and membership on the Compensation Committee, Audit Committee, and Corporate Governance Committee. The Nominating Committee also makes recommendations as to Board policies concerning the selection, tenure and qualifications of directors. The Nominating Committee reviews the qualifications of, among others, those persons recommended for nomination to the Board of Directors by stockholders. The Nominating Committee met in February 2003 for the purpose of recommending to the Board the nomination of the nominees named in this Proxy Statement. The Nominating Committee consists of Peter A. Lund (Chair), Charles D. Peebler, Jr., and Jonathan C. Klein.

Acquisition Committee.    The Acquisition Committee of the Board of Directors is authorized to review and identify potential acquisitions. The Acquisition Committee consists of William S. Walsh (Chair), Charles D. Peebler, Jr. and Peter A. Lund.

Director Compensation

All directors are entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board of Directors meetings.

In September 2001, CYL Development Holdings, LLC, a stockholder of the Company (“CYL Development”), granted options to a Board of Directors member, Charles D. Peebler, Jr. to purchase 100,000 shares of Company common stock held by CYL Development. Such options are exercisable for a period of five years commencing on September 25, 2001, at an exercise price of $1.00 per share.

In May 2000, CYL Development granted options to Mr. Peebler to purchase 100,000 shares of Company common stock held by CYL Development. Such options are exercisable for a period of five years commencing on May 11, 2000, at an exercise price of $4.95 per share.

The Board of Directors has approved in principal and intends to implement a plan to award non-employee directors of the Company options to acquire shares of common stock of the Company. The plan has not been finalized as of the date of this Proxy Statement.

EXECUTIVE OFFICERS

The following table identifies the current executive officers of the Company:

	Age	Capacities in Which Served	In Current Position Since
Peter A. Lund*	62	Chairman of the Board	July 2001

James M. Cascino*	51	President and Chief Executive Officer of the Company, Discovery Toys, Inc., I.F.S. of New Jersey, Inc.; Chairman of the Board of Regal Greetings and Gifts	August 2001

Jack B. Hood	47	Chief Financial Officer and Treasurer, Chief Financial Officer and VP Finance of IFS, and Chief Financial Officer of Discovery Toys	October 2001

*	For biographical information, see Item I “Election of Directors” beginning on page 3.

JACK B. HOOD

Jack B. Hood has served as the Chief Financial Officer and Treasurer of the Company since October 2001. Mr. Hood also serves as Chief Financial Officer of IFS and Discovery Toys. Prior to joining IFS in 1996 as Vice President, Finance, he had been Controller of Tyler Pipe Industries, a manufacturer of cast iron pipe and fittings, since 1992. He joined Tyler Pipe Industries, formerly owned by Tyler Corporation, in 1978 as a financial planning accountant and held a variety of managerial positions before being named Controller. He has been a licensed CPA since 1983. Mr. Hood received his MBA from the University of Texas, Tyler and a BBA from Sam Houston State University. Mr. Hood is a member of the Board of Directors of both IFS and Discovery Toys, each of which is a subsidiary of the Company.

Executive officers of the Company are elected by the Board of Directors and serve at their discretion. Each of Messrs. Lund, Cascino, and Hood have employment agreements with the Company or one of its subsidiaries. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements” below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and stockholders who beneficially own more than 10% of any class of equity securities of the Company (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with respect to the Company’s equity securities with the Securities and Exchange Commission (the “SEC”). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

Based on a review of these filings, the Company believes that the required filings by the Reporting Persons were timely made.

EXECUTIVE COMPENSATION

Summary Compensation Table.    The following table sets forth the total compensation paid or accrued for the years specified below for the Company’s Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries, other than the Company’s Chief Executive Officer, whose salary and bonus for the year ended December 31, 2002 were in excess of $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-term compensation		All Other Compensation (1)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options
James M. Cascino (2)	2002	—	—		—		—
Chief Executive Officer (8/01) and	2001	—	—		—		—
President of the Company

Peter A. Lund (3)	2002	$179,000	—	(3)	—		—
Chairman of the Board (8/01)	2001	$300,000	—		1,600,000	(4)	—
	2000	$184,231	—		2,500,000	(4)	—

Lane Nemeth (5)	2002	$300,000	—		—		$7,899
Founder, Chairperson and Executive,	2001	$300,000	$150,000	(6)	—		$7,912
Discovery Toys	2000	$300,000	—		—		$8,070

Thomas C. Zimmer (7)	2002	$235,753	—		—		$1,920
Former President and Chief Operating	2001	$226,250	$30,000		—		$1,920
Officer, Discovery Toys	2000	$184,166	$42,000		—		$1,760

Janice Wadge (8)	2002	$154,127	$38,116		—		$16,657
President and Chief Executive Officer, Regal

(1)	Ms. Nemeth’s other compensation includes a car allowance and a Company contribution made to the Company’s 401(K) plan. Mr. Zimmer’s other compensation consists of a car allowance. Ms. Wadge’s other compensation includes a car allowance and a pension contribution.
(2)	Mr. Cascino was elected Chief Executive Officer of the Company in August 2001. Mr. Cascino was not an employee of the Company or its subsidiaries during 2002 or 2001 and was not compensated by the Company or any of its subsidiaries in 2002 or 2001. However, Mr. Cascino is, and has been, a employee of IFS during 2002, 2001, and 2000. Mr. Cascino was compensated by IFS for his services to the Company and its subsidiaries during 2002 and 2001. IFS was reimbursed in part for the services of IFS executives, including Mr. Cascino, for performing services for the Company and its subsidiaries pursuant to a reimbursement agreement between IFS and Discovery Toys. As a result, no allocation was made of Mr. Cascino’s compensation paid by IFS in 2002 and 2001 to Discovery Toys, Regal, and the Company beyond the reimbursement agreement. Aggregate billings from IFS for all executives of IFS who provided services to Discovery Toys or the Company were $192,000 for the year ended December 31, 2002 and $192,000 for the year ended December 31, 2001.
(3)	Mr. Lund became Chairman of the Board in August 2001. Prior to that he served as Chief Executive Officer from May 2000 until August 2001. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements” below for a discussion of Mr. Lund’s employment arrangements, including a discussion of the elimination of a $3.0 million bonus that had been payable to Mr. Lund in installments commencing in July 2003 or upon his earlier termination other than for cause and the grant to Mr. Lund of non-qualified options to purchase 5,750,000 shares of Company common stock at an exercise price of $0.50 per share, subject to stockholder approval at the 2003 Annual Meeting.

(4)	In July 2001, CYL Development, a stockholder of the Company, granted an option to Mr. Lund to purchase 1,600,000 shares of Company common stock held by CYL Development. Such options vest in three equal annual installments commencing on July 17, 2001 and are exercisable for a period of five years, at an exercise price of $1.00 per share. In July 2000, the Company granted an option to Mr. Lund to purchase 2,400,000 shares of Company common stock. The first 800,000 shares subject to this grant vested after one year and the remaining 1,600,000 shares vested in 12 equal monthly installments commencing on July 10, 2001, and are exercisable for a period of ten years, at an exercise price of $5.20 per share. In May 2000, CYL Development granted an option to Mr. Lund to purchase 100,000 shares of Company common stock held by CYL Development. Such options are exercisable for a period of five years commencing on May 11, 2000, at an exercise price of $4.95 per share.
(5)	Ms. Nemeth is an executive officer of Discovery Toys; Ms. Nemeth is neither an executive officer or employee of the Company.
(6)	Ms. Nemeth’s bonus for the year ended December 31, 2001 was $150,000.
(7)	Mr. Zimmer’s employment agreement expired in January 2003 and was not renewed. Mr. Zimmer was an executive officer of Discovery Toys and was not an executive officer or employee of the Company. Effective January 16, 2003, Mr. Zimmer was no longer an employee or officer of Discovery Toys.
(8)	Ms. Wadge is an executive officer of Regal, which was acquired by the Company in December 2001. Ms. Wadge is not an executive officer or employee of the Company.

STOCK OPTION GRANTS IN 2002

No options were granted by the Company to any of the executive officers named in the summary compensation table above in 2002.

In October 2002, the Company amended its employment agreement with Peter Lund, Chairman of the Board. The amendment specifies that Mr. Lund be granted a non-qualified option subsequent to the consummation of the Private Placement, as defined, and subject to stockholder approval. The “Private Placement” refers to the next private placement of common stock of the Company that, in a single transaction, results in gross cash proceeds to the Company of no less than $4,500,000. The option is to vest immediately upon grant and have a term of 9 years and 364 days. The number of shares of common stock underlying the option grant was to be determined by dividing $3,000,000 by the Exercise Price, as defined. The “Exercise Price” is defined as the gross purchase price per share of common stock of the Company paid in the Private Placement. The Private Placement was completed on January 14, 2003. The gross purchase price per share of common stock of the Company paid in the Private Placement was $0.50. However, Mr. Lund agreed to accept an option to purchase 5,750,000 shares of common stock of the Company, subject to stockholder approval, as described below, in satisfaction of this term of his agreement.

Pursuant to an option agreement dated as of January 23, 2003, the Company granted to Mr. Lund an option to purchase 5,750,000 shares of common stock of the Company at an exercise price of $0.50 per share, subject to stockholder approval. At such time as the stockholders of the Company approve the grant of this option to Mr. Lund, if at all, the option will become immediately exercisable; however, Mr. Lund’s ability to fully exercise the option is subject to the stockholders of the Company approving an increase in the number of authorized shares of the Company, as proposed in Item II of this Proxy Statement

Option Exercises and Year-End Option Holdings.    The following table sets forth information regarding option exercises during the fiscal year ended December 31, 2002 as well as fiscal 2002 year-end option holdings for each named executive officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End(#)				Value of Unexercised In-The- Money Options At Fiscal Year-End($)(1)
Name			Exercisable		Unexercisable		Exercisable	Unexercisable
James M. Cascino	—	—	—		—		—	—
Peter A. Lund	—	—	3,088,333	(2)	1,066,667	(3)	—	—
Lane Nemeth	—	—	—		—		—	—
Thomas C. Zimmer	—	—	—		—		—	—
Janice Wadge	—	—	—		—		—	—

(1)	Based on a market price of $0.42 per share, which was the closing price per share of the Company’s common stock as quoted on the OTCBB on December 31, 2002.
(2)	Includes options to purchase 633,333 shares of Company common stock granted by CYL Development.
(3)	Includes options to purchase 1,066,667 shares of Company common stock granted by CYL Development.

SUMMARY OF EXISTING EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2002 about the Company’s equity compensation plans, including individual compensation arrangements (but not including the 2003 Stock Award and Incentive Plan to be voted on by stockholders of the Company at the Company’s 2003 Annual Meeting of Stockholders) under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,157,753	$5.83	4,520,747
Equity compensation plans not approved by security holders(2)	3,950,000	$4.06	—
Total	7,107,753	$4.85	4,520,747

(1)	Includes the 1997 Stock Option Plan, the 1999 Employee Stock Option Plan, the 1999 Outside Directors Stock Option Plan, and the 1999 Consultants Stock Option Plan.
(2)	Includes 750,000 options granted outside of the stock option plans prior to July 18, 2001, warrants assumed at July 18, 2001 and warrants granted to bridge lenders.

STOCK OPTION PLANS

1997 STOCK OPTION PLAN

Officers, directors, consultants and other key personnel of the Company are eligible for option grants under the Company’s 1997 Stock Option Plan which is administered by the Board. The administration of the 1997 Plan may be delegated to a committee of the Board in the Board’s discretion.

The 1997 Plan authorizes the granting of incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”) to purchase up to 750,000 shares of common stock at a price not less than 100% (110% in the case of ISO’s granted a person who owns stock possessing more than 10% of the voting power of the Company) of the fair market value of the common stock on the date of grant and provides that no portion of an option may be exercised beyond ten years from that date (five years in the case of ISO’s granted to a 10% stockholder). To the extent not otherwise provided by the Board, options granted under the 1997 Plan to employees and consultants become exercisable in three installments, each equal to one-third of the entire option granted and exercisable on the first, second and third anniversaries of the grant date, respectively. In the event an employee’s service to the Company ceases, vested options may be exercised within one year in the case of death or following a determination of disability. Vested options may be exercised within three months following termination for any other reason unless such termination is for cause. If termination is for cause, the options will not be exercisable following such termination. In no event may an option be exercised later than the date of expiration of the term of the option as set forth in the agreement evidencing such option. Options will not be transferable except upon death (in which case they may be exercised by the decedent’s executor or other legal representative). The 1997 Plan will terminate by its terms in 2007.

As of December 31, 2002, options to purchase an aggregate of 175,000 shares were outstanding under the 1997 Plan and 291,000 shares were available for future grant.

1999 EMPLOYEE STOCK OPTION PLAN

Officers and other full time employees of the Company and any of its subsidiaries are eligible to participate in the 1999 Employee Stock Option Plan, which may be administered by the Board or a committee of the Board. An aggregate of 6,500,000 shares of common stock are reserved for issuance under the 1999 Employee Stock Option Plan, which includes additional allocations approved by action of the majority stockholders of 1,000,000 and 3,212,500 shares in January 2000 and July 2000, respectively.

As of December 31, 2002, options to purchase an aggregate of 2,437,753 shares had been granted, net of forfeitures, and 4,062,247 shares were available for future grant.

The 1999 Employee Stock Option Plan permits grants of ISOs and NSOs. An employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or its subsidiaries will not be eligible for the grant of an ISO, unless the requirements set forth in Section 422(c)(5) of the Internal Revenue Code (the “Code”) are satisfied. The exercise price per share of an option is established by the administrator of the 1999 Employee Stock Option Plan in its discretion, but, in the case of an ISO, may not be less than the fair market value (or not less than 110% of the fair market value under the requirements of Section 422(c)(5) of the Code) of a share of common stock as of the date of grant. NSOs granted under the 1999 Employee Stock Option Plan may have a specified exercise price that is fixed or varies in accordance with a predetermined formula while the NSO is outstanding. No individual is permitted to receive options to purchase common stock during any fiscal year in excess of 500,000 shares of common stock; provided, that (i) a newly hired individual may receive options to purchase up to 1,300,000 shares of common stock during the portion of the fiscal year remaining after his or her date of hire; and (ii) options to purchase shares of common stock granted to certain individual members of management of Regal that are granted by the Company in connection with the Company’s acquisition of Regal are not subject to any limitation on the number of shares of common stock covered by such options.

Options granted under the 1999 Employee Stock Option Plan may be exercisable (subject to such restrictions and vesting provisions as the plan administrator may determine on the date of grant in its discretion), in part from time to time or in whole at any time after a portion becomes fully vested, for a period not to exceed ten years from the date of grant, in the case of an ISO (or five years under the requirements of Section 422(c)(5) of the Code). The exercise of an option may be accelerated in the event of the optionee’s death, disability, retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service with or without cause. Such period will be established by the plan administrator at its discretion on the date of grant. Options are not transferable except upon death (in which case they may be exercised by the decedent’s executor or other legal representative).

The 1999 Employee Stock Option Plan provides for partial acceleration of options granted under the plan under certain circumstances involving certain changes in control of the Company. The 1999 Employee Stock Option Plan will terminate by its terms in 2009.

1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

Non-Employee directors of the Company and any of its subsidiaries are eligible for option grants under the 1999 Outside Directors Stock Option Plan, which is administered by the Board. An aggregate of 385,000 shares of common stock are reserved for issuance under the 1999 Outside Directors Stock Option Plan.

As of December 31, 2002, options to purchase an aggregate of 250,000 shares had been granted, net of forfeitures and 135,000 shares were available for future grant.

The options granted under the 1999 Outside Directors Stock Option Plan are NSOs. The exercise price per share of an option is established by the Board at its discretion. The exercise price per share of an option may be fixed or vary in accordance with a predetermined formula while the option is outstanding.

Options granted under the 1999 Outside Directors Stock Option Plan are exercisable (subject to such restrictions and vesting provisions as the Board may determine on the date of grant at its discretion), in part from time to time or in whole at any time after a portion becomes fully vested, for a period not to exceed ten years from the date of grant. The exercise of an option may be accelerated in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service with or without cause. Such period will be established by the Board at its discretion on the date of grant. Options are not transferable except upon death (in which case they may be exercised by the decedent’s executor or other legal representative). The 1999 Outside Directors Stock Option Plan will terminate by its terms in 2009.

1999 CONSULTANTS STOCK OPTION PLAN

Consultants and other bona fide service providers to the Company and any subsidiaries are eligible for option grants under the 1999 Consultants Stock Option Plan, which may be administered by the Board or a committee of the Board. An aggregate of 327,500 shares of common stock are reserved for issuance under the 1999 Consultants Stock Option Plan.

As of December 31, 2002, options to purchase an aggregate of 295,000 shares had been granted under the 1999 Consultants Stock Option Plan and 32,500 shares were available for future grant.

The options granted under the 1999 Consultants Stock Option Plan are NSOs. The exercise price per share of an option is established by the administrator of the 1999 Consultants Stock Option Plan at its discretion. The exercise price may be fixed or may vary in accordance with a predetermined formula while the option is outstanding.

Options granted under the 1999 Consultants Stock Option Plan may be exercisable (subject to such restrictions and vesting provisions as the plan administrator may determine on the date of grant in its discretion), in part from time to time or in whole at any time after a portion becomes fully vested, for a period not to exceed ten years from the date of grant. The exercise of an option may be accelerated in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service with or without cause. Such period will be established by the plan administrator at its discretion on the date of grant. Options will not be transferable except upon death (in which case they may be exercised by the decedent’s executor or other legal representative). The 1999 Consultants Stock Option Plan will terminate by its terms in 2009.

Employment Contracts, Termination of Employment and Change-of-Control Arrangements

In January 2003, Discovery Toys entered into an amended employment agreement with Lane Nemeth in connection with Ms. Nemeth’s service as Chairperson of Discovery Toys. The term of the agreement expires in January 2004. Under the agreement, Ms. Nemeth is to receive an annual base salary of $200,000 and an annual bonus of between 50% and 100% of her annual base salary, based on Ms. Nemeth and Discovery Toys meeting certain financial and non-financial milestones. Ms. Nemeth also is entitled to certain additional benefits such as allowance for an automobile and reimbursement of certain expenses. In the event the agreement is terminated by Discovery Toys without cause, Ms. Nemeth is entitled to her base compensation for the balance of the stated term of the agreement and a pro rated portion of her annual bonus.

IFS entered into a three year employment agreement with Jack B. Hood, the Chief Financial Officer of each of IFS and the Company, effective January 1, 2003, which extends automatically for additional one-year terms unless Mr. Hood or the Company gives notice that he or the Company wishes to terminate the agreement. Under the employment agreement, Mr. Hood is to receive (i) an annual base salary as determined by IFS, which is to be reviewed annually by the IFS Board of Directors, (ii) additional base salary payable to Mr. Hood to be determined by an annual inflation adjustment tied to the San Francisco-Oakland Consumer Price Index of Urban Wage Earners and Clerical Workers but in no event less that 3% adjusted on each anniversary date of the agreement, and (iii) a bonus which shall be determined at the sole discretion of IFS.

In the event that Mr. Hood’s employment is terminated without cause, Mr. Hood is entitled to receive, in lieu of any other compensation under his employment agreement, a lump sum cash payment equal to one times his then current base salary, plus continued benefit coverage consistent with coverage provided at the time of termination for six months after the date of Mr. Hood’s termination. In the event of the termination of Mr. Hood’s employment for “cause,” as defined in the agreement, Mr. Hood will receive only the portion of his base salary accrued to the termination date and not already paid to him and reimbursement for expenses incurred prior to such date.

Mr. Hood’s employment will be deemed to be terminated without cause in the event that Mr. Hood elects to terminate his employment agreement upon the occurrence of any of the following conditions: (i) Mr. Hood is required to relocate from his principal place of business in Benicia, Solano County, California; (ii) Mr. Hood’s reporting relationship is materially changed; (iii) Mr. Hood’s duties are materially changed, or (iv) an individual or entity succeeds the Company as controlling stockholder, and Mr. Hood elects not to have his employment agreement assigned to the successor. Mr. Hood’s employment agreement also contains a non-competition provision of one-year in duration.

IFS entered into an employment agreement with James M. Cascino, President and Chief Executive Officer of each of IFS and the Company, effective December 1, 2002, to expire on December 31, 2005. The Company has the option to extend the term of the agreement for an additional year. Under the employment agreement, Mr. Cascino is to receive: (i) an annual base salary of $360,000 per year, which is to be reviewed annually by the IFS Board of Directors, as compensation; (ii) additional base salary payable to Mr. Cascino to be determined by an annual inflation adjustment tied to the San Francisco-Oakland Consumer Price Index of Urban Wage Earners and Clerical Workers but in no event less that 3% adjusted on each anniversary date of the agreement; and (iii) a bonus which shall be determined at the sole discretion of IFS.

If Mr. Cascino’s employment is terminated without cause, Mr. Cascino will receive, in lieu of any other compensation under his employment agreement, a lump sum cash payment equal to two times his then current base salary, plus continued benefit coverage consistent with coverage provided at the time of termination for six months after the date of termination of employment. If Mr. Cascino’s employment is terminated for “cause,” as defined in the agreement, Mr. Cascino is entitled to receive only the portion of his base salary accrued to the termination date and not already paid to him and reimbursement for expenses incurred prior to such date.

Mr. Cascino’s employment will be deemed to be terminated without cause in the event that Mr. Cascino elects to terminate his employment agreement upon the occurrence of any of the following conditions: (i) Mr. Cascino is required to relocate from his principal place of business in Benicia, Solano County, California; (ii) Mr. Cascino’s reporting relationship is materially changed; (iii) Mr. Cascino’s duties are materially changed, or (iv) an individual or entity succeeds the Company as controlling stockholder and Mr. Cascino elects not to have his employment agreement assigned to the successor. Mr. Cascino’s employment agreement also contains a non-competition provision of one-year in duration.

In July 2000, the Company entered into a compensation arrangement with Peter A. Lund, who formerly served as Chief Executive Officer of the Company and who presently serves as Chairman of the Board of the Company. The employment agreement provided for a discretionary bonus to be paid by the Company to Mr. Lund of up to $3.0 million. The Company and Mr. Lund entered into an agreement dated October 21, 2002 amending Mr. Lund’s employment agreement. The amended agreement provides for, among other things, Mr. Lund to (i) serve as Chairman of the Board of Directors of the Company, (ii) receive a monthly salary, effective July 1, 2002, of $3,000, (iii) receive in lieu of a $3.0 million cash bonus, a non-qualified option to purchase the number of shares of Company common stock determined by dividing 3,000,000 by the gross purchase price per share of Company common stock paid in the Company’s private equity financing, subject to stockholder approval, and (iv) not be eligible for a discretionary cash bonus for the calendar year 2002. The Company and Mr. Lund subsequently agreed that, subject to stockholder approval, Mr. Lund is to receive a option to purchase 5,750,000 shares of Company common stock, at an exercise price of $0.50 per share, in satisfaction of the Company’s requirement to grant the option to Mr. Lund referred to in item (iii) of the preceding sentence.

On December 12, 2001, Regal entered into an employment agreement with Janice Wadge in relation to her performance of duties as President and Chief Executive Officer. The terms of the contract cover a three-year period at a base salary of approximately $147,000 ($235,000 CDN) per year with pay increases to be set and approved by the Board of Directors of Regal. In connection with her employment agreement, the Company granted to Ms. Wadge on January 23, 2003 five-year options to purchase 700,000 shares of Company common stock at an exercise price of $0.01 per share and ten-year options to purchase 800,000 shares of Company common stock at an exercise price of $0.50 per share. The employment agreement also provides for severance of 18 months salary should Ms. Wadge be terminated without cause, as defined in the agreement.

Compensation Committee Interlocks and Insider Participation

In 2002 through March 2003, the Compensation Committee was comprised of Julius Koppelman (Chair), Anthony R. Calandra, Charles D. Peebler, Jr. and William S. Walsh. As of April 1, 2003, the Compensation Committee is comprised of Charles D. Peebler, Jr. (Chair), Mark A. Ryle, and Jonathan C. Klein. Julius Koppelman services as an ex officio member of the committee. Except as set forth below, there are no Compensation Committee interlocks between the Company and any other entities involving the Company’s executive officers and members of the Board of Directors who serve as executive officers of such entities.

As a result of the acquisition of Discovery Toys, William S. Walsh was issued 4,303,014 shares of common stock of the Company in exchange for shares of Discovery Toys then held by Mr. Walsh. As a result of the acquisition of Discovery Toys by the Company, Discovery Toys, L.L.C., a former principal stockholder of the Company, was issued 17,212,058 shares of common stock of the Company. On August 20, 2001, Discovery Toys, L.L.C. distributed 860,603 shares of common stock of the Company to Julius Koppelman, a member, and 16,351,455 shares of common stock of the Company to DT Investors, L.L.C., a member. DT Investors, L.L.C. then distributed 3,256,291 shares of common stock of the Company to each of its members, including Anthony R. Calandra.

Discovery Toys also receives management services from William S. Walsh and McGuggan LLC, of which William S. Walsh and Anthony R. Calandra are each members. Discovery Toys pays annual fees equal to the greater of $75,000 or a percentage of revenues, as defined in the agreement, to William S. Walsh, and annual fees equal to the greater of $225,000 or a percentage of revenues, as defined in the agreement, to McGuggan LLC for these services. Discovery Toys had unpaid fees under this agreement of $150,000 and $300,000 at December 31, 2002 and 2001, respectively. Pursuant to the terms of these agreements, the Company incurred management fee expenses of $300,000 in each of 2002, 2001, and 2000.

Regal entered into an agreement for management consulting services for Regal with the Company in December 2001. The agreement assigns responsibility for performance of the services to William S. Walsh and Anthony R. Calandra. Messrs. Walsh and Calandra are directors and stockholders of the Company. The agreement calls for payment of $500,000 CDN annually for such services (approximately $300,000 U.S.). The Board of Directors approved payment of $500,000 CDN in annual management fees to Mr. Walsh and Mr. Calandra for services to be rendered in 2002. Pursuant to the terms of these agreements, the Company incurred management fee expenses of $323,000 in 2002. The Company had unpaid fees under this agreement of $323,000 on December 31, 2002.

In December 2001, the Board of Directors approved payment of investment banking fees to McGuggan, LLC in conjunction with the acquisition of Regal. William S. Walsh and Anthony R. Calandra are each members of McGuggan, LLC. This fee amounted to $160,000 and reimbursement of certain acquisition related costs incurred by McGuggan on behalf of the Company. The Company had unpaid fees under this agreement of $160,000 at December 31, 2002 and 2001. This amount was paid in 2003.

On January 14, 2003, the Company, pursuant to an Agreement and Plan of Merger dated as of December 10, 2002, as amended, acquired IFS, a privately held consumer products fund-raising company. In connection with the acquisition of IFS, in exchange for their shares of IFS, McGuggan, L.L.C. and Mr. Walsh received 5,280,923 and 3,080,333 shares of common stock, respectively, and 571.4667 and 333.3333 shares of Series E Junior Convertible Preferred Stock, respectively. Messrs. Walsh and Calandra are each members of McGuggan, L.L.C.

Performance Graph

The following graph compares the cumulative total stockholder return on the Company’s common stock with that of the Russell 2000 Index (a broad market index published by the Frank Russell Company) and the S&P Specialty Stores Index, a peer group index, compiled by Standard & Poors. The comparison for each of the periods assumes that $100 was invested on December 31, 1997 in the Company’s common stock, the stocks included in the Russell 2000 Index, and the stocks included in the peer group index of specialty stores. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors and is not indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG EOS INTERNATIONAL, INC.,

THE RUSSELL 2000 INDEX AND S & P SPECIALTY STORES

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

	Cumulative Total Return Fiscal Year Ended December 31,
	1997	1998	1999	2000	2001	2002
EOS INTERNATIONAL, INC.	100.00	1050.00	6425.20	375.20	1180.00	168.00
RUSSELL 2000	100.00	97.45	118.17	114.60	117.45	93.39
S & P SPECIALTY STORES	100.00	77.71	55.53	46.33	74.78	66.47

*	The Company considers the Russell 2000 Index to be a good comparative general market index because it measures the performance of the 2,000 smallest companies in the Russell 3000 index which measures the performance of the 3,000 largest U.S. companies based on total market capitalization. The Company has determined that the S & P Specialty Stores Index is a representative Peer Group Index. The S & P Specialty Stores Index consists of Autozone, Bed, Bath & Beyond, Office Depot, Staples, Tiffany & Company, and Toys R Us. The Company believes that these companies most closely resemble the Company’s business mix and that their performance is representative of the industry.

Compensation Committee Report on Executive Compensation

The Company’s executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives’ interest with that of stockholders by basing a portion of compensation on the Company’s performance.

The Compensation Committee generally reviews and determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

The Company’s executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, auto allowance, and various other benefits, including medical insurance, which is generally available to all employees of the Company.

Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

The stock option program is designed to relate executives’ and certain middle managers’ long-term interests to stockholders’ long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company’s growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the Committee’s policy to seek to preserve corporate tax deductions by seeking to qualify any compensation over $1 million to be paid to or realized by the named executive officers. However, the Committee has retained the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders that may not always qualify for full tax deductibility. The Company believes that all compensation paid by the Company in 2002 to the named executive officers will be fully deductible. It is anticipated that all compensation to be paid in 2003 will be fully deductible.

Compensation of Chief Executive Officer.    James M. Cascino, Chief Executive Officer of the Company, was not an employee of the Company or its subsidiaries during 2002 or 2001 and was not compensated by the Company or any of its subsidiaries in 2002 or 2001. However, Mr. Cascino is, and has been, a employee of IFS during 2002, 2001, and 2000. Mr. Cascino was compensated by IFS for his services to the Company and its subsidiaries during 2002 and 2001. IFS was reimbursed in part for the services of IFS executives, including Mr. Cascino, for performing services for the Company and its subsidiaries pursuant to a reimbursement agreement between IFS and Discovery Toys. Aggregate billings from IFS for all executives of IFS who provided services to Discovery Toys or the Company were $192,000 for the year ended December 31, 2002 and $192,000 for the year ended December 31, 2001.

Based on review of available information, the Committee believes that the Chief Executive Officer’s total annual compensation was reasonable and appropriate given the size and historical performance of the Company’s business, the Company’s position as compared to its peers in the industry, and the specific challenges faced by the Company during 2002.

Compensation Committee

Julius Koppelman (Chair)

Anthony R. Calandra

Charles D. Peebler, Jr.

William S. Walsh

Report of the Audit Committee

The Audit Committee’s primary function is to oversee the Company’s system of internal controls, financial reporting practices and audit function to ensure their quality, integrity and objectivity. The Board of Directors has adopted and approved a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A.

For 2002, the Audit Committee reviewed the overall audit scope, plans and results of the audit engagement. The Audit Committee also met with the independent auditors to discuss the year’s audit. In addition, the Audit Committee reviewed and discussed the Company’s annual financial statements with management before issuance.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, Communication with Audit Committees, SAS 89, Audit Adjustments, and SAS 90, Audit Committee Communications, of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, of the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

The Audit Committee has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the independent auditors’ independence and has discussed with them their independence.

Based on the foregoing review and discussions, and in reliance on Section 141 of the Delaware General Corporation Law permitting reliance on reports prepared by the Company’s independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Audit Committee

Anthony R. Calandra (Chair)

Jonathan C. Klein

BDO SEIDMAN, LLP FEE INFORMATION

The fees billed for services rendered for the Company by BDO Seidman, LLP and its Canadian affiliate, BDO Dunwoody, for the fiscal year ended December 31, 2002 were as follows:

Audit Fees	$303,000
Financial Information Systems Design and Implementation Fees	$0
All Other Audit-related Fees *	$124,000

*	All Other Audit-related Fees includes $51,000 in fees billed for services associated with the review of the 8-K/A filing for the Regal acquisition; $56,000 relating to review of information provided in the Eos/IFS Shareholder Disclosure Package; and $17,000 for the audit of Regal’s pension plan.

The Audit Committee has considered whether the provision of the services covered under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above is compatible with maintaining the auditor’s independence.

One or more representatives of BDO Seidman, LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

The Audit Committee has appointed BDO Seidman, LLP as independent auditors for the Company for the fiscal year ending September 30, 2003.

Changes in and Disagreements with Accountants

On November 6, 2001, KPMG LLP declined to stand for reelection as the principal accountants for the Company. BDO Seidman LLP was engaged as principal accountants on November 12, 2001, and continues to serve as principal accountants for the Company. The decision to hire BDO Seidman was approved by the Executive Committee of the Board of Directors of Eos.

In connection with the audits of the interim period beginning January 1, 2001 through November 6, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the interim period beginning January 1, 2001 through November 6, 2001, there have been no reportable events (as defined in Regulation S-K 304(a)(1)).

Comyns, Smith, McCleary LLP served as the principal independent accountants for Discovery Toys, Inc. As described in the report on Form 8-K dated August 1, 2001, the Company acquired all of the outstanding stock of Discovery Toys, Inc. in a reverse acquisition on July 18, 2001. Discovery Toys has operated as a wholly-owned subsidiary of the Company since the date of such acquisition. On December 28, 2001, Comyns, Smith, McCleary LLP declined to stand for reelection as the principal independent auditors of Discovery Toys, Inc.

In connection with the audits of the two fiscal years ended December 31, 2000 and the subsequent interim period through December 28, 2001, there were no disagreements with Comyns, Smith, McCleary LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the two fiscal years ended December 31, 2000 and through December 28, 2001, there have been no reportable events (defined in Regulation S-K 304(a)(1)).

The audit reports of Comyns, Smith, McCleary LLP on the financial statements of Discovery Toys, Inc. as of the two fiscal years ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 1, 2003, there were approximately 164 holders of record and approximately 1,000 beneficial owners of shares of common stock of the Company and 3 holders of record and 6 beneficial owners of shares of Series E Junior Convertible Preferred Stock of the Company (“Series E Preferred Stock”). The following table sets forth as of April 1, 2003 certain information as to beneficial ownership by (i) each person known to the Company to own more than 5% of either the outstanding common stock of the Company or Series E Preferred Stock, (ii) each of the Company’s directors, nominees, and named executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property law, the beneficial owners in the table below have sole investment power with respect all shares of common stock and Series E Preferred Stock shown as beneficially owned by such stockholder.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Outstanding Common Stock(3)	Amount and Nature of Beneficial Ownership of Series E Preferred Stock(4)	Percent of Outstanding Series E Preferred Stock(5)
William S. Walsh(6)
365 South Street, Morristown, NJ 07960

Anthony J. Robbins(7)

James J. Liati(8)
365 South Street, Morristown, NJ 07960

Anthony R. Calandra(9)
365 South Street, Morristown, NJ 07960

Frank M. Adubato(10)
365 South Street, Morristown, NJ 07960

Frank M. Calabrese(11)
365 South Street, Morristown, NJ 07960

Lane Nemeth(12)
3527 Mt Diablo Blvd. PMB 412 Lafayette, California 94549

McGuggan LLC(13)
365 South Street, Morristown, NJ 07960

Julius Koppelman
330 South Street, Morristown, NJ 07960

CYL Development Holdings(14)
365 South Street, Morristown, NJ 07960

Draupnir LLC(15)

Directors, nominees, and named executive officers who are not named above:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Outstanding Common Stock(3)	Amount and Nature of Beneficial Ownership of Series E Preferred Stock(4)	Percent of Outstanding Series E Preferred Stock(5)
James M. Cascino
Peter A. Lund(16)
Jack B. Hood
Janice Wadge(17)
Charles D. Peebler, Jr(18)
Jonathan C. Klein
Thomas C. Zimmer(19)
Mark A. Ryle(15)
All directors and named executive officers as a group (13 persons)(20).

*	Represents less than 1%.
(1)	Unless otherwise noted, the address of each of the listed persons is c/o the Eos International, Inc., 888 Seventh Avenue, New York, New York 10106. All shares are beneficially owned and sole voting and investment power is held by the person named above, unless otherwise indicated.
(2)	Generally, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days after the date set forth above through the exercise of any option, warrant or right.
(3)	Based on a total of 88,020,099 shares of common stock. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(4)	Shares of the Series E Preferred Stock are automatically convertible into shares of common stock of the Company upon the Company having a sufficient number of authorized and unissued shares of common stock sufficient to convert all shares of the Series E Preferred Stock into shares of common stock of the Company at a ratio of 11,000 shares of common stock for each share of Series E Preferred Stock. Holders of Series E Preferred Stock have the same voting rights and vote together with holders of common stock and are entitled to 11,000 votes for each share of Series E Preferred Stock. Neither the Company nor holders of Series E Preferred Stock have a right of redemption with respect to such stock.
(5)	Based on a total of 1,000 shares of Series E Preferred Stock.
(6)	Pursuant to a Schedule 13D/A filed with the SEC on January 15, 2003.
(7)	Based in part on a Schedule 13D filed by Mr. Robbins and Robbins Research International (“RRI”). Of the number of shares reported in the table, RRI owns 1,799,999 shares of Company common stock. In his capacity as Chairman and sole equity owner of RRI, Robbins shares voting and dispositive power with respect to the securities beneficially owned by RRI and may be deemed to be the beneficial owner of such securities.
(8)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock and shares of Series E Preferred Stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(9)

Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes              shares of Company common stock and              shares of Series E Preferred Stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.

(10)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock and shares of Series E Preferred Stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(11)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock and shares of Series E Preferred Stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(12)	Pursuant to a Schedule 13D filed with the SEC on July 26, 2001.
(13)	Pursuant to a Schedule 13D filed with the SEC on January 15, 2003. All actions of McGuggan, LLC are taken by a vote of a majority of the Voting Managers. The Voting Managers of, and owners of equal interests in, McGuggan, LLC are Messrs. Calandra, Calabrese, Adubato and Liati.
(14)	Based in part on a Schedule 13G/A filed by CYL Development, Kurt T. Borowsky and David J. Roy with the SEC on February 5, 2003. In their capacity as managers of CYL Development, Messrs. Borowsky and Roy together irrevocably possess the sole power to vote and dispose of the common stock owned by CYL Development, and may each, therefore, be deemed the beneficial owners of such securities.
(15)	Mark A. Ryle, a member of the Board of Directors of the Company, is the Managing Member and Executive Vice President of Draupnir LLC.
(16)	Represents shares of common stock issuable upon exercise of options held by such individual which are either presently exercisable or will be exercisable within 60 days after the date set forth above, including 5,750,000 shares of common stock issuable upon the exercise of an option granted to Mr. Lund subject to stockholder approval at the 2003 Annual Meeting of Stockholders.
(17)	Represents shares of common stock issuable upon exercise of options held by such individual which are presently exercisable.
(18)	Represents shares of common stock issuable upon exercise of presently exercisable options held by such individual.
(19)	Mr. Zimmer’s employment agreement expired in January 2003 and was not renewed. Mr. Zimmer was an executive officer of Discovery Toys and was not an executive officer of the Company. Effective January 15, 2003, Mr. Zimmer was no longer an employee or officer of Discovery Toys.
(20)	Includes shares of common stock issuable upon exercise of options held by Mr. Lund, Mr. Peebler, and Ms. Wadge that are either presently exercisable or will be exercisable within 60 days after the date set forth above. Includes shares of Company common stock, representing 25% of the shares of Company stock held of record by McGuggan LLC, which is equal to Mr. Calandra’s beneficial ownership of McGuggan LLC. Mr. Calandra disclaims beneficial ownership of the balance of Company stock held by McGuggan LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 14, 2003, the Company, pursuant to an Agreement and Plan of Merger (“Merger Agreement”) dated as of December 10, 2002, as amended, acquired IFS, a privately held consumer products fund-raising company. This acquisition was made to continue the Company’s strategy of expanding its direct selling operations.

Under the terms of the Merger Agreement, approximately 15,988,001 shares of Company common stock and 1,000 shares of Series E Junior Convertible Preferred Stock were issued in exchange for IFS capital stock. As discussed below, each share of Series E Junior Convertible Preferred Stock is convertible into 11,000 shares of Company common stock upon the increase in authorized shares of Company common stock sufficient for such conversion. The Company is seeking stockholder approval of this increase at its 2003 Annual Meeting of Stockholders, as described in Proposal 1 of this Proxy Statement. By virtue of the transaction, IFS became a wholly owned subsidiary of the Company.

Shares of Series E Junior Convertible Preferred Stock, $0.01 par value, are automatically convertible into shares of Company common stock upon the Company having a sufficient number of authorized and unissued shares of common stock sufficient to convert all shares of the Series E Junior Convertible Preferred Stock into shares of Company common stock at a ratio of 11,000 shares of common stock for each share of Series E Junior Convertible Preferred Stock. Holders of Series E Junior Convertible Preferred Stock have the same voting rights and vote together with holders of Company common stock and are entitled to 11,000 votes for each share of Series E Junior Convertible Preferred Stock owned of record. Neither the Company nor holders of the Series E Junior Convertible Preferred Stock have a right of redemption with respect to such stock.

The Company and IFS shared, and continue to share, certain common officers, directors and stockholders. James M. Cascino, President, Chief Executive Officer, and Director of the Company, also serves as President and Chief Executive Officer of IFS. Jack B. Hood, Chief Financial Officer and Treasurer of the Company, also serves as Chief Financial Officer of IFS. In addition, Anthony R. Calandra, Julius Koppelman, and William S. Walsh serve on the board of directors of both the Company and IFS. James J. Liati, Secretary of the Company, and Frank M. Adubato, each of whom is a significant stockholder of the Company, and Mr. Calandra are each principals and/or officers of, and beneficially own 75% of, McGuggan, L.L.C. and each have been, and continue to be, directors of IFS.

In connection with the acquisition of IFS, in exchange for their shares of IFS, Mr. Cascino received 1,779,859 shares of Company common stock and Mr. Hood received 1,352,099 shares of Company common stock. In connection with the acquisition of IFS, in exchange for their shares of IFS, McGuggan, L.L.C., Mr. Walsh and Mr. Koppelman received 5,280,923, 3,080,333 and 879,743 shares of common stock, respectively, and 571.4667, 333.3333, and 95.2 shares of Series E Junior Convertible Preferred Stock, respectively. Messrs. Cascino, Hood, and Walsh, together with members of McGuggan, L.L.C., a New Jersey limited liability company, collectively owned or controlled approximately (i) 35% of the common stock of the Company prior to the acquisition of IFS and the Company’s $7.5 million private equity offering effected on January 14, 2003, (ii) 87% of the common stock of IFS prior to the effective time of the acquisition of IFS, and (iii) 42% of the Company’s common stock after the acquisition of IFS and the private equity offering, assuming conversion of the Series E Preferred Stock into shares of Company common stock. The consideration paid by the Company for the acquisition of IFS was determined through arms length negotiation by only the independent board members of the Company and the majority stockholders of IFS.

On January 14, 2003, in connection with the Company’s acquisition of IFS, effected on such date, the Company granted registration rights to each stockholder of IFS who received Company stock in connection with the Company’s acquisition of IFS, including James M. Cascino, President and Chief Executive Officer of the Company, Jack B. Hood, Chief Financial Officer and Treasurer of the Company, and IFS Management, LLC. Anthony R. Calandra, a director of the Company, is the President of IFS Management LLC. IFS Management

LLC is beneficially owned 33.33% by William S. Walsh, a director of the Company, 9.52% by Julius Koppelman, a director of the Company, and 57.15% by McGuggan, LLC, a stockholder of the Company in which Mr. Calandra owns a 25% interest. Such rights include the right to include in a registration statement relating to a public offering of Company stock the shares of Company common stock issued in connection with the Company’s acquisition of IFS and any shares of Company common stock issuable upon the conversion of Series E Junior Convertible Preferred Stock issued in connection with the acquisition, which the Company has agreed to use commercially reasonable efforts to file with the SEC by July 14, 2003. The Company has agreed that in the event that any Series E Junior Convertible Preferred Stock cannot be converted into shares of Company common stock by such time, then at such time the Company will use commercially reasonable efforts to register the shares of Series E Junior Convertible Preferred Stock on such registration statement. The Company will bear the fees and expenses incurred in the preparation and filing of a registration statement if and when it is determined that the Company will be filing such a registration statement with the SEC.

On January 14, 2003, in connection with the Company’s $7.5 million private equity offering effected on such date, the Company granted registration rights to the private equity investors, including Draupnir, LLC, of which Mark A. Ryle, a director of the Company, is the Managing Member and Executive Vice President. Such rights include the right to include in a registration statement relating to a public offering of Company stock the shares of Company common stock issued to Draupnir, LLC in the private equity offering, which the Company has agreed to use commercially reasonable efforts to file with the SEC by July 14, 2003. The Company will bear the fees and expenses incurred in the preparation and filing of a registration statement if and when it is determined that the Company will be filing such a registration statement with the SEC.

The Company has management consulting services agreements with a board member and two separate companies, each of which owns equity securities of the Company and, prior to the Company’s acquisition of IFS, owned equity securities of IFS:

1.	Discovery Toys pays annual management fees of $192,000 to IFS. Discovery Toys and IFS have certain common management, certain common directors and certain common stockholders. Discovery Toys had unpaid fees under this agreement of $96,000 and $0 at December 31, 2002 and 2001, respectively. Pursuant to the terms of this agreement, the Company incurred management fees of $192,000 in each of 2002, 2001 and 2000.

2.	Discovery Toys also receives management services from William S. Walsh, a member of the Company’s Board of Directors, who is also a stockholder of the Company, and McGuggan LLC, a stockholder of the Company. Certain members of McGuggan LLC are Directors and significant stockholders of the Company. Discovery Toys pays annual fees equal to the greater of $75,000 or a percentage of revenues, as defined in the agreement, to William S. Walsh, and annual fees equal to the greater of $225,000 or a percentage of revenues, as defined in the agreement, to McGuggan LLC for these services. Discovery Toys had unpaid fees under this agreement of $150,000 and $300,000 at December 31, 2002 and 2001, respectively. Pursuant to the terms of these agreements, the Company incurred management fee expenses of $300,000 in each of 2002, 2001, and 2000.

3.	Regal entered into an agreement for management consulting services for Regal with the Company in December 2001. The agreement assigns responsibility for performance of the services to William S. Walsh and Anthony R. Calandra. Messrs. Walsh and Calandra are directors and stockholders of the Company. The agreement calls for payment of $500,000 CDN annually for such services (approximately $300,000 U.S.). The Board of Directors approved payment of $500,000 CDN in annual management fees to Mr. Walsh and Mr. Calandra for services to be rendered in 2002. Pursuant to the terms of these agreements, the Company incurred management fee expenses of $323,000 in 2002, which the Company satisfied in 2003.

4.

In December 2001, the Board of Directors approved payment of investment banking fees to McGuggan, LLC in conjunction with the acquisition of Regal. This fee amounted to $160,000 and reimbursement of certain acquisition related costs incurred by McGuggan on behalf of the Company.

The Company had unpaid fees under this agreement of $160,000 at December 31, 2002 and 2001. This amount was paid in 2003.

CYL Development is a non-voting member of DL Holdings I, LLC (“DL Holdings”). DL Holdings provided short term financing to the Company in the principal amount of $3,500,000 associated with the Company’s acquisition of Regal, in connection with which DL Holdings was issued warrants to purchase 1,400,000 shares of Company common stock at an exercise price of $2.95 per share, for a term of five years. On January 14, 2003, the Company exchanged its short-term bridge note payable to DL Holdings of $3,500,000 plus accrued interest for $2,153,846.15 in cash and 538.5 shares of redeemable Series D Preferred Stock of the Company, which requires the Company to pay a 13% annual dividend upon redemption. The Company exchanged the old warrants to purchase 1,400,000 shares of common stock for amended and restated immediately exercisable warrants to purchase an aggregate of 1,615,385 shares of Company common stock. The exercise price is $0.25 per share for a five year period ending January 2008. The Company granted DL Holdings registration rights with respect to the shares of Company common stock issuable upon the exercise of these warrants.

In connection with the Company’s acquisition of Discovery Toys, the Company entered into a Registration Rights Agreement with the former stockholders of Discovery Toys, including Jack B. Hood, Chief Financial Officer and Treasurer of the Company, James M. Cascino, director, President and Chief Executive Officer of the Company, William S. Walsh, a director of the Company, Lane Nemeth, Founder, Chairperson, and Executive Officer of Discovery Toys, and Discovery Toys, LLC, of which Julius Koppelman and Anthony R. Calandra, each of whom is a director of the Company, is a member. The agreement provides that the Company shall use reasonable commercial efforts to file a registration statement with the SEC for the public sale of the shares of Company common stock issued pursuant to the Stock Purchase Agreement executed in connection with the acquisition within 90 days after the date of such Stock Purchase Agreement. As of the date hereof, the Company has not filed such registration statement.

In August 2002, the Company secured a $500,000 unsecured line of credit from JPMorgan Chase Bank. Credit support for the line of credit is being provided by an affiliate of CYL Development, which was at such time a holder of approximately 8.6% of the Company’s common stock.

Required Vote

The directors will be elected by a plurality of the votes cast at the Meeting whether in person or by Proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEES FOR DIRECTOR.

ITEM II

PROPOSAL 1—INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved, and recommends that the stockholders adopt, an amendment to the Company’s Restated Certificate of Incorporation, substantially in the form of Exhibit B attached hereto, increasing the Company’s authorized shares from 101,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 201,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Of the 100,000,000 shares of common stock currently authorized, 88,020,099 shares are issued and outstanding, 466,000 shares have been reserved for issuance upon the exercise of options granted, or that may be granted, under the Company’s 1997 Stock Option Plan, 6,500,000 shares have been reserved for issuance upon the exercise of options granted, or that may be granted, under the Company’s 1999 Employee Stock Option Plan, 385,000 shares have been reserved for issuance upon the exercise of options granted, or that may be granted, under the Company’s 1999 Outside Directors Stock Option Plan, 327,500 shares have been reserved for issuance upon the exercise of options granted, or that may be granted, under the Company’s 1999 Consultants Stock Option Plan, and 4,350,000 shares have been reserved for issuance upon the exercise of outstanding warrants and non-plan options.

In connection with the Company’s acquisition of IFS, the Company issued to certain stockholders of IFS an aggregate of 1000 shares of Series E Junior Convertible Preferred Stock in consideration of shares of IFS common stock held by those stockholders. Pursuant to the terms of the Certificate of Designations of the Series E Junior Convertible Preferred Stock, each share of such preferred stock is automatically convertible into shares of Company common stock upon the Company having a sufficient number of authorized and unissued shares of common stock to convert all shares of the Series E Junior Convertible Preferred Stock into shares of Company common stock at a ratio of 11,000 shares of common stock for each share of Series E Junior Convertible Preferred Stock (the “Exchange Ratio”). The Company does not currently have a sufficient number of authorized and unissued shares of common stock to convert all of the shares of Series E Junior Convertible Preferred Stock into shares of common stock at the Exchange Ratio. The Company is seeking stockholder approval to amend its Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock to, among other reasons described below, enable the Company to satisfy its obligation to the holders of Series E Junior Convertible Preferred Stock to convert shares of such preferred stock into shares of common stock.

Upon the liquidation, dissolution, or winding-up of the Company, holders of Series E Junior Convertible Preferred Stock have a right prior to the payment of any amount to any class of preferred stock junior to the Series E Junior Convertible Preferred Stock, and on a pro rata basis with any preferred stock on parity with the Series E Junior Convertible Preferred Stock, to be paid a liquidation preference of $0.01 per share. Shares of Series E Junior Convertible Preferred Stock are not listed on any national securities exchange.

The increase in the number of the Company’s authorized shares of common stock, in addition to allowing the Company to convert the 1,000 Series E Junior Convertible Preferred Stock into 11,000,000 shares of common stock, will also enable the Company to (i) reserve an adequate number of shares of common stock for issuance upon the exercise of options granted pursuant to the 2003 Stock Award and Incentive Plan, (ii) reserve an adequate number of shares of common stock for issuance upon the exercise of the option to purchase 5,750,000 shares of common stock to Peter A. Lund, the approval of which is proposed pursuant to Item III of this Proxy Statement, if such proposal is adopted by the stockholders of the Company, (iii) pursue additional financing to continue its operations through the sale and issuance of common stock, or securities convertible into common stock, and (iv) allow the Company to fulfill future obligations to future holders of its preferred stock and obligations under the Company’s stock option plans, both of which the Board believes will be necessary to attract additional capital and to attract and retain qualified personnel.

Though the Company currently does not have any other definitive plans to issue additional shares of common stock, the proposed increase in the Company’s authorized shares of common stock would make any future transactions dependent on the issuance of additional shares of common stock less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder approval prior to the consummation of such transactions. The Board of Directors believes that the number of shares currently available is inadequate for the Company’s current and future capital needs.

Potential Anti-Takeover Effect.    The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal, nor is it part of a plan to adopt a series of anti-takeover measures. The increased number of authorized shares of common stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Shares of voting or convertible preferred stock or common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Company’s Board of Directors to issue such additional shares of common stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. Although the Company has no present intent to use the additional authorized shares of common stock for such purposes and this proposal is not part of a plan by management to adopt a series of anti-takeover provisions, if the amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available. The Board of Directors does not currently intend to propose the adoption of any anti-takeover provisions. The Company is not presently aware of any pending or proposed takeover attempt.

The table below shows the beneficial ownership by (i) each person known to the Company who would own more than 5% of the outstanding common stock of the Company, (ii) each of the Company’s directors, nominees, and named executive officers, and (iii) all directors and executive officers as a group, assuming that all of the shares of the Series E Junior Convertible Preferred Stock were converted into shares of Company common stock at the Exchange Ratio on April 1, 2003. This table does not represent the current holdings of common stock by the persons listed below, and only represents the common stock holdings that such persons would have upon conversion of Series E Junior Convertible Preferred Stock into shares of common stock on such date. There is no guaranty that upon conversion of the Series E Junior Convertible Preferred Stock into shares of common stock the numbers set forth in the table below will accurately reflect the then-current beneficial ownership of the Company’s securities.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock After Conversion of Series E Preferred Stock(2)	Percent of Outstanding Common Stock After Conversion of Series E Preferred Stock(3)
William S. Walsh(4)
365 South Street, Morristown, NJ 07960

Anthony J. Robbins(5)

James J. Liati(6)
365 South Street, Morristown, NJ 07960

Anthony R. Calandra(7)
365 South Street, Morristown, NJ 07960

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock After Conversion of Series E Preferred Stock(2)	Percent of Outstanding Common Stock After Conversion of Series E Preferred Stock(3)

Frank M. Adubato(8)
365 South Street, Morristown, NJ 07960

Frank M. Calabrese(9)
365 South Street, Morristown, NJ 07960

Lane Nemeth(10)
3527 Mt Diablo Blvd. PMB 412 Lafayette, California 94549

McGuggan LLC(11)
365 South Street, Morristown, NJ 07960

Julius Koppelman
330 South Street, Morristown, NJ 07960

CYL Development Holdings(12)
365 South Street, Morristown, NJ 07960

Draupnir LLC(13)

Directors, nominees, and named executive officers who are not named above:

James M. Cascino
Peter A. Lund(14)
Jack B. Hood
Janice Wadge(15)
Charles D. Peebler, Jr.(16)
Jonathan C. Klein
Thomas C. Zimmer(17)
Mark A. Ryle(13)
All directors and named executive officers as a group (13 persons)(18)

*	Represents less than 1%.

(1)	Unless otherwise noted, the address of each of the listed persons is c/o Eos International, Inc., 888 Seventh Avenue, New York, New York 10106. All shares are beneficially owned and sole voting and investment power is held by the person named above, unless otherwise indicated.
(2)	Generally, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days after the date set forth above through the exercise of any option, warrant or right.
(3)	Based on a total of 99,020,099 shares of common stock. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(4)	Pursuant to a Schedule 13D/A filed with the SEC on January 15, 2003.
(5)	Based in part on a Schedule 13D filed by Mr. Robbins and Robbins Research International (“RRI”). Of the number of shares reported in the table, RRI owns 1,799,999 shares of Company common stock. In his capacity as Chairman and sole equity owner of RRI, Robbins shares voting and dispositive power with respect to the securities beneficially owned by RRI and may be deemed to be the beneficial owner of such securities.

(6)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(7)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(8)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(9)	Pursuant to a Schedule 13D/A filed with the SEC on January 16, 2003. Includes shares of Company common stock, representing 25% of the shares of Company stock held of record by McGuggan, LLC, which is equal to the individual’s beneficial ownership of McGuggan, LLC. The individual disclaims beneficial ownership of the balance of Company stock held by McGuggan, LLC.
(10)	Pursuant to a Schedule 13D filed with the SEC on July 26, 2001.
(11)	Pursuant to a Schedule 13D filed with the SEC on January 15, 2003. All actions of McGuggan, LLC are taken by a vote of a majority of the Voting Managers. The Voting Managers of, and owners of equal interests in, McGuggan, LLC are Messrs. Calandra, Calabrese, Adubato and Liati.
(12)	Based in part on a Schedule 13G/A filed by CYL Development, Kurt T. Borowsky and David J. Roy with the SEC on February 5, 2003. In their capacity as managers of CYL Development, Messrs. Borowsky and Roy together irrevocably possess the sole power to vote and dispose of the common stock owned by CYL Development, a and may each, therefore, be deemed the beneficial owners of such securities.
(13)	Mark A. Ryle, a member of the Board of Directors of the Company, is the Managing Member and Executive Vice President of Draupnir LLC.
(14)	Represents shares of common stock issuable upon exercise of options held by such individual which are either presently exercisable or will be exercisable within 60 days after the date set forth above, including 5,750,000 shares of common stock issuable upon the exercise of an option granted to Mr. Lund subject to stockholder approval at the 2003 Annual Meeting of Stockholders.
(15)	Represents shares of common stock issuable upon exercise of options held by such individual which are presently exercisable.
(16)	Represents shares of common stock issuable upon exercise of presently exercisable options held by such individual.
(17)	Mr. Zimmer’s employment agreement expired in January 2003 and was not renewed. Mr. Zimmer was an executive officer of Discovery Toys and was not an executive officer of the Company. Effective January 15, 2003, Mr. Zimmer was no longer an employee or officer of Discovery Toys.
(18)	Includes shares of common stock issuable upon exercise of options held by Mr. Lund, Mr. Peebler, and Ms. Wadge that are either presently exercisable or will be exercisable within 60 days after the date set forth above. Includes shares of Company common stock and shares of Series E Preferred Stock, representing 25% of the shares of Company stock held of record by McGuggan LLC, which is equal to Mr. Calandra’s beneficial ownership of McGuggan LLC. Mr. Calandra disclaims beneficial ownership of the balance of Company stock held by McGuggan LLC.

The Current Report on Form 8-K filed by the Company with the SEC on January 15, 2003 disclosing under Item 2 the Company’s acquisition of IFS, and the amendment to such report on Form 8-K/A filed by the Company with the SEC on March 28, 2003, providing financial information required in connection with the Company’s acquisition of IFS under Item 7 of Form 8-K, are incorporated herein by reference thereto.

The financial statements of the Company, and the Report of Certified Public Accountants related thereto, which provided pursuant to Item 8—Financial Statements and Supplementary Data of the Company’s 2002 Annual Report to Stockholders and are set forth on pages F-1 through F-45 of such Annual Report, a copy of which accompanies this Proxy Statement, are incorporated herein by reference to such Annual Report. The information set forth under Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation on pages 13 through 30 of the Company’s 2002 Annual Report to Stockholders, the information set forth under Item 7A—Quantitative and Qualitative Disclosures About Market Risk, on pages 30 through 32 of such Annual Report, and the information set forth under Item 9—Changes in and Disagreements With Accountants on Accounting and Financial Disclosure, on page 32 of such Annual Report, is incorporated herein by reference to such Annual Report.

If the stockholders approve Proposal 1 to increase the number of authorized shares of Company common stock, the 1,000 shares of Series E Junior Convertible Preferred Stock issued to certain stockholders of IFS in connection with the acquisition of IFS on January 14, 2003 will automatically convert to 11,000,000 shares of Company common stock.

Vote Required.    Stockholder approval of the proposal to adopt the Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are deemed to be votes cast and will have the effect of votes in opposition to the proposal. Broker non-votes are not counted as votes cast and will have no effect on the outcome.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

ITEM III

PROPOSAL 2 —APPROVAL OF PETER A. LUND OPTION AGREEMENT

The Company’s stockholders are being asked to approve the action of the Board of Directors in granting options to purchase an aggregate of 5,750,000 shares of common stock of the Company to Peter A. Lund pursuant to the Option Agreement dated January 23, 2003 between the Company and Peter A. Lund (the “Option Agreement”). The Company entered into the Option Agreement subject to stockholder approval at this Meeting.

A general discussion of the principal terms of the Option Agreement is set forth below. This discussion is qualified in its entirety by the full text of the Option Agreement, a copy of which is attached to this Proxy Statement as Exhibit C.

Description of the Option Agreement

General Information

The Company and Peter A. Lund entered into the Option Agreement as of January 23, 2003. The option granted to Mr. Lund is being given in connection with his service as Chairman of the Board of Directors of the Company.

Pursuant to the Option Agreement, and subject to the approval of the stockholders of the Company at this Meeting, the Company granted Mr. Lund the option to purchase 5,750,000 shares of common stock of the Company at an exercise price of $0.50 per share. The option granted to Mr. Lund is an option that does not qualify as incentive stock option under Section 422 of the Internal Revenue Code (also known as a non-qualified option).

Terms of the Option

Period During Which Option Can Be Exercised; Vesting of the Option.    The option shall vest and become exercisable in full immediately upon the approval of the option by the stockholders of the Company; however, Mr. Lund’s ability to fully exercise the option is subject to the stockholders of the Company approving an increase in the number of authorized shares of the Company, as proposed in Item II of this Proxy Statement. The option shall expire at the close of business at Company headquarters on the date preceding the tenth anniversary of the execution date of the Option Agreement (the “Expiration Date”). The option may expire, at the sole discretion of the Board of Directors, prior to such time in the event that the Company is a party to any merger, consolidation, liquidation, or reorganization. The option will terminate in the event of the death of Mr. Lund twelve months after the date of death. In the event of the death of the Mr. Lund, the option granted to him shall expire at the close of business at Company headquarters on the date twelve months after the date of death of Mr. Lund. During such period following the date of death, the estate or heirs of Mr. Lund may exercise the option.

Method of Exercise; Payment of the Exercise Price.    The option may be exercised by Mr. Lund (or his beneficiaries) by delivery to the Company of:

•	a written notice of exercise substantially in the form prescribed by the Company stating the number of shares of common stock with respect to which the option is being exercised and the exercise price payable therefor;

•	a written statement acknowledging that Mr. Lund has read, and been afforded an opportunity to ask questions of management of the Company regarding financial and other information with respect to the Company sufficient to allow him to make an informed investment decision; and

•	payment of the exercise price for the shares being purchased, which shall equal the product of (i) the exercise price multiplied by (ii) the number of shares to be acquired.

Payment of the purchase price may be made to the Company in one (or any combination) of the following methods:

•	cash, personal check (good funds), cashier’s check, or a money order;

•	shares of common stock of the Company that have been owned by Mr. Lund for more than six months and that are surrendered to the Company; and/or

•	by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Company common stock and to deliver all or part of the sales proceeds to the Company.

As a condition precedent to the exercise of the option, Mr. Lund shall make all customary investment representations that the Company shall reasonably require.

Adjustments for Stock Dividends, Stock Splits, Etc.

In the event the Company shall (i) pay a dividend in shares of common stock, (ii) subdivide its outstanding common stock into a larger number of shares of common stock, or (iii) combine its outstanding common stock into a smaller number of shares of common stock, then, in each case, the number of shares of common stock thereafter constituting the shares underlying the option shall be adjusted so as to consist of the number of shares which a record holder of that number of shares equal to the shares underlying the option immediately prior to the occurrence of such event would own or be entitled to receive after the occurrence of such event, and the exercise price shall be proportionately reduced or increased, as appropriate.

In the event that the Company shall pay any dividend or make any distribution with respect to the Company common stock other than a dividend or distribution of a type described in the paragraph immediately above, no adjustment in the number and type of shares of common stock covered by the option and the exercise price of such option shall be made, except as may otherwise be determined by the Board or an authorized committee thereof.

The option shall be subject to the terms of any agreement of merger, liquidation, or reorganization, including the right to terminate the option prior to its stated term.

Non-Transferability

Mr. Lund may not transfer or assign his option for any reason other than death without the prior written consent of the Company, which may be granted or withheld by the Company in its sole determination. Mr. Lund may not sell his option or use the option as security for a loan. Only Mr. Lund may exercise his option during his lifetime. Any attempt by Mr. Lund to transfer his option in violation of the Option Agreement will immediately render his option invalid. Mr. Lund shall not be precluded from transferring his option by will or by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from a spouse or former spouse of Mr. Lund, nor is the Company obligated to recognize such spouse’s or former spouse’s interest in Mr. Lund’s option in any other way; provided, that, notwithstanding the foregoing, the Company shall honor a notice of exercise delivered to the Company, prior to the expiration of the option, by a spouse or former spouse of Mr. Lund to whom Mr. Lund’s option is transferred upon his death.

Opinion of Counsel

Mr. Lund may not sell, transfer, or dispose of any shares underlying his option (except pursuant to an effective registration statement under the Securities Act of 1933) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company to the effect that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

Availability of Shares.    In the event that the stockholders approve this proposal but do not approve the increase in the Company’s authorized shares of common stock, there will be an insufficient number of authorized shares of common stock available for the exercise of the option granted to Mr. Lund.

Vote Required.    For purposes of Section 162(m) of the Code, stockholder approval of the grant of the option to Mr. Lund requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are deemed to be votes cast and will have the effect of votes in opposition to the proposal. Broker non-votes are not counted as votes cast and will have no effect on the outcome.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO GRANT AN OPTION TO PURCHASE 5,750,000 SHARES OF COMPANY COMMON STOCK TO PETER A. LUND.

ITEM IV.

PROPOSAL 3—APPROVAL OF THE 2003 STOCK AWARD AND INCENTIVE PLAN

The Board of Directors has approved for submission to the Company’s stockholders the 2003 Stock Award and Incentive Plan (the “2003 Plan”). The full text of the 2003 Plan is attached to this Proxy Statement as Exhibit D and the following description of the 2003 Plan is qualified in its entirety by reference to Exhibit D. The purpose of the 2003 Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The 2003 Plan authorizes stock-based and cash-based incentives for participants.

Types of Options and Awards

The 2003 Plan provides that the Company may grant participants incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock granted as a bonus or in lieu of another award, dividend equivalents, other stock-based awards, and performance awards or annual incentive awards (“Awards”). All options and awards to be granted under the 2003 Plan are options for or awards relating to shares of the Company’s common stock. “Incentive stock options” to be granted under the 2003 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. “Non-qualified stock options” are those options, which when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

Shares Subject to 2003 Plan

In approving the 2003 Plan, the Board of Directors reserved and made available for delivery in connection with Awards under the 2003 Plan 10,000,000 shares of common stock; provided, however, that the total number of shares which may be issued and delivered in connection with Awards that are granted as incentive stock options is limited to 5,000,000 shares of common stock. Any shares of stock delivered under the 2003 Plan shall consist of authorized and unissued shares or treasury shares. Shares subject to an Award under the 2003 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant will be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the participant but shall be available for Awards under the 2003 Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the 2003 Plan, but shall be available under the 2003 Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. The closing price of the Company’s common stock, as quoted on the OTC Bulletin Board on April 1, 2003 was $0.50.

The 2003 Plan provides that the Committee will conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a change in capitalization in the Company, reorganization, merger, repurchase, liquidation, or other similar corporate transaction. Any such adjustment to shares subject to outstanding incentive stock options, or any other adjustment made to an incentive stock option permitted by the 2003 Plan, will be made in a manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

Termination and Amendment

Unless earlier terminated by action of the Board of Directors, the 2003 Plan will remain in effect until such time as no stock remains available for delivery under the 2003 Plan and the Company has no further rights or obligations under the 2003 Plan with respect to outstanding Awards under the 2003 Plan, except that no incentive stock options may be granted hereunder more than ten years following the date of its adoption or approval by the stockholders of the Company, whichever occurs first.

The Board may amend, suspend or terminate the 2003 Plan or the Committee’s authority to grant Awards under the 2003 Plan without the consent of stockholders or participants; provided, however, that any amendment to the 2003 Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the 2003 Plan to stockholders for approval and provided further, that, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under any outstanding Award.

Administration

The 2003 Plan will be administered by a committee of two or more directors designated by the Board (the “Committee”). Directors appointed or serving on the Committee shall not be employees of the Company or any subsidiary or affiliate. All members of the Committee shall be both “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.

The Committee shall have the full and final authority, consistent with the 2003 Plan, to (i) select 2003 Plan participants; (ii) grant Awards; (iii) determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each participant), amendments thereto, and rules and regulations for the administration of the 2003 Plan and amendments thereto; (v) construe and interpret the 2003 Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2003 Plan.

Eligibility

Awards may be granted under the 2003 Plan to any employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. As of April 1, 2003, the Company and its subsidiaries had an aggregate of approximately 707 full-time employees.

In each calendar year during any part of which the 2003 Plan is in effect, a Participant may be granted Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to dividend equivalents only if such dividend equivalents are granted separately from and not as a feature of another Award). A participant’s Annual Limit, in any year during any part of which the participant is then eligible under the 2003 Plan, shall equal one million (1,000,000) shares plus the amount of the participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in the 2003 Plan. In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4), a Participant may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the participant’s Annual Limit, which for this purpose shall equal $5 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).

Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the 2003 Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any stock appreciation right, or purchase price of any other Award.

Term of Awards

The term of each Award shall be for such period as may be determined by the Committee, unless expressly provided in the 2003 Plan.

Form and Timing of Payment under Awards

Subject to the terms of the 2003 Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, stock, other Awards or other property and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in stock.

Forfeiture Provisions

Awards granted under the 2003 Plan are subject to forfeiture during the period during which a participant is an employee of the Company, a subsidiary, or an affiliate and for the one-year period following the termination of such employment, if any of the following events occurs, in addition to any other forfeiture events specifically detailed in the 2003 Plan:

•	The Participant, acting alone or with others, directly or indirectly, prior to a change in control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder (unless the participant’s interest is insubstantial) in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service;

•	The participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate;

•	The participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

•	If such forfeiture is required by the Sarbanes-Oxley Act of 2002.

The participant will be obligated to repay the Company, in cash, within five business days after demand, the total amount of Award Gain (as defined in the Plan) realized by the participant upon each exercise of an option or settlement of an Award that occurred on or after (i) the date which is six months prior to the occurrence of the forfeiture event if such event occurred while the participant was an employee of the Company or (ii) the date six months prior to the participant’s employment termination, if the forfeiture event occurred after termination of the participant’s employment with the Company.

The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture. In addition, the Company may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

Limits on Transferability; Beneficiaries

No Award or other right or interest of a participant under the 2003 Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than incentive stock options and stock appreciation rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon.

A beneficiary, transferee, or other person claiming any rights under the 2003 Plan from or through any participant shall be subject to all terms and conditions of the 2003 Plan and any Award document applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Effect of a Change in Control

Non-Performance Based Awards

In the event of a change of control in the Company, the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions have been satisfied or are deemed satisfied, unless otherwise provided by the Committee in the Award document:

•	All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the 2003 Plan shall lapse and such Awards shall be fully payable its of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the participant or other express election to defer beyond the change in control;

•	Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the change in control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the participant other than a termination for “cause”; and

•	The Committee may, in its discretion, determine to extend to any participant who holds an option the right to elect, during the 60-day period immediately following the change in control, in lieu of acquiring the shares of stock covered by such option, to receive in cash the excess of the Change in Control Price (as defined in the 2003 Plan) over the exercise price of such option, multiplied by the number of shares of stock covered by such option, and to extend to any participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the change in control, in lieu of receiving the shares of stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of stock covered by such Award.

Performance-Based Awards

In the event of a change in control with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the participant.

For a description of those events which shall constitute a “change in control” of the Company under the 2003 Plan, please see the 2003 Plan.

Terms and Conditions of Stock Options

Term

The Committee shall determine the term of each option, provided that in no event shall the term of any incentive stock option or stock appreciation right granted in tandem therewith exceed a period of ten years from the date of grant.

Purchase Price

The purchase price per share of stock purchasable under an option shall be determined by the Committee, provided that such exercise price shall in no event be less than the fair market value of a share of stock on the date of grant of such option.

Exercise Period and Payment

The Committee shall determine the time or times at which or the circumstances under which an option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which stock will be delivered or deemed to be delivered in satisfaction of options to participants (including deferred delivery of shares representing the option “profit,” at the election of the participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

Terms and Conditions of Stock Appreciation Rights

Term

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a stock appreciation right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements).

Right to Payment

A stock appreciation right shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value of one share of stock on the date of exercise (or, in the case of a “Limited SAR,” the fair market value determined by reference to the Change in Control Price, as defined in the 2003 Plan) over (B) the grant price of the stock appreciation right as determined by the Committee.

Exercise Period and Payment

The Committee shall determine at the date of grant or thereafter, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which stock will be delivered or deemed to be delivered to participants, and whether or not a stock appreciation right shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms as the Committee may determine.

Terms and Conditions of Restricted Stock

Grant and Restrictions

Restricted stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the 2003 Plan and any Award document relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

Forfeiture

Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, restricted stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

Limitation on Vesting

Restricted Stock will vest over a minimum period of three years except in the event of a participant’s death, disability, or retirement, or in the event of a change in control or other special circumstances. The foregoing notwithstanding, (i) restricted stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a participant’s death, disability, or retirement, or in the event of a change in control or other special circumstances, and (ii) up to 5% of the shares of stock authorized under the 2003 Plan may be granted as restricted stock without any minimum vesting requirements. Vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

Certificates for Stock

Restricted stock granted under the 2003 Plan may be evidenced in such manner as the Committee shall determine. If certificates representing restricted stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Company retain physical possession of the certificates, and that the participant deliver a stock power to the Company, endorsed in blank, relating to the restricted stock.

Dividends and Splits

As a condition to the grant of an Award of restricted stock, the Committee may require that any dividends paid on a share of restricted stock shall be either (A) paid with respect to such restricted stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted stock having a fair market value equal to the amount of such dividends, or (B) automatically reinvested in additional restricted stock or held in kind, which shall be subject to the same terms as applied to the original restricted stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a participant to elect. Unless otherwise determined by the Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

Term and Conditions of Deferred Stock

The Committee is authorized to grant deferred stock to participants, which are rights to receive stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions.

Award and Restrictions

Issuance of stock will occur upon expiration of the deferral period specified for an Award of deferred stock by the Committee (or, if permitted by the Committee, as elected by the participant). In addition, deferred stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

Forfeiture

Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the deferred stock), all deferred stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to deferred stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

Treatment of Dividend Equivalents

Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of stock covered by an Award of deferred stock shall be either (A) paid with respect to such deferred stock at the dividend payment date in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or (B) deferred with respect to such deferred stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional deferred stock, other Awards or other investment vehicles having a fair market value equal to the amount of such dividends, as the Committee shall determine or permit a participant to elect.

Bonus Stock and Awards in Lieu of Obligations

The Committee is authorized to grant stock as a bonus, or to grant stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the 2003 Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents to a participant, entitling the participant to receive cash, stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

Other Stock Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, stock or factors that may influence the value of stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Cash awards, as an element of or supplement to any other Award under the 2003 Plan, may also be granted.

Performance Awards

General

The Committee is authorized to grant performance awards, which may be denominated as a cash amount, number of shares of stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a performance award by conditioning the right of a participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under the 2003 Plan in the case of a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Performance Goal

The performance goal for performance awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The performance goal shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such performance awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance awards. Performance goals may differ for performance awards granted to any one participant or to different participants.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for performance awards: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Achievement of performance goals in respect of performance awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance award or (B) the time at which 25% of such performance period has elapsed.

Performance Award Pool

The Committee may establish a performance award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with performance awards. The amount of such performance award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria discussed above) during the given performance period, as specified by the Committee. The Committee may specify the amount of the performance award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

Settlement of Performance Awards; Other Terms

Settlement of performance awards shall be in cash, stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable pursuant to “performance-based compensation.” Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the performance award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such performance awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such performance awards.

Annual Incentive Awards

The Committee may grant an annual incentive award to qualifying participants. Such annual incentive awards will be intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in the 2003 Plan.

Not later than the earlier of 90 days after the beginning of any performance period applicable to such annual incentive award or the time at which 25% of such performance period has elapsed, the Committee shall determine the participants who will potentially receive annual incentive awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth above in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which annual incentive awards will be measured. In such case, the portion of the annual incentive award pool potentially payable to each participant shall be preestablished by the Committee.

After the end of each performance period, the Committee shall determine the amount, if any, of the annual incentive award for that performance period payable to each participant. The Committee may, in its discretion, determine that the amount payable to any participant as a final annual incentive award shall be reduced from the amount of his or her potential annual incentive award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an annual incentive award shall be paid or forfeited in the event of termination of employment by the participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such annual incentive award.

Federal Income Tax Implications of the 2003 Plan and the Lund Option Agreement

The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2003 Plan and the option granted to Peter A. Lund. The grant of an option will create no tax consequences for the participant or the Company

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

With respect to Awards granted under the 2003 Plan that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares of Common Stock or other property received at the first time the shares of Common Stock or other property become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares of Common Stock or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares of Common Stock or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares of Common Stock or property on which he or she previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares of Common Stock or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G of the Code to certain covered individuals and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.

The foregoing summary of the federal income tax consequences in respect of the 2003 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Vote Required.    For purposes of Sections 162(m) and 422 of the Code stockholder approval of the 2003 Plan requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE EOS INTERNATIONAL, INC. 2003 STOCK AWARD AND INCENTIVE PLAN.

STOCKHOLDERS’ PROPOSALS

Stockholders who wish to submit proposals for inclusion in the Company’s proxy statement and form of proxy relating to the 2004 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December             , 2003.

OTHER MATTERS

The Board of Directors is not aware of any business to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other business should properly come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

INFORMATION INCORPORATED BY REFERENCE

The information set forth in the Current Report on Form 8-K filed by the Company with the SEC  on January 15, 2003 and the amendment to such report on Form 8-K/A filed by the Company with the SEC on March 28, 2003 is incorporated herein by reference thereto.

The following portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed by the Company (Company File No. 000-15586) with the SEC on March 31, 2003, a copy of which is being delivered to the stockholders of the Company herewith, are hereby incorporated in this Proxy Statement:

1.    The financial statements of the Company, and the Report of Certified Public Accountants related thereto, which are provided pursuant to Item 8—Financial Statements and Supplementary Data of such report and are set forth on pages F-1 through F-45 of such report.

2.    The information set forth under Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation on pages 13 through 30 of such report.

3.    The information set forth under Item 7A—Quantitative and Qualitative Disclosures About Market Risk, on pages 30 through 32 of such report.

4.    The information set forth under Item 9—Changes in and Disagreements With Accountants on Accounting and Financial Disclosure, on page 32 of such report.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

The public may read and copy any documents the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information about the Company at http://www.sec.gov.

GENERAL

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and e-mail by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD AS OF APRIL 1, 2003 AND TO EACH BENEFICIAL STOCKHOLDER AS OF THAT DATE UPON WRITTEN REQUEST MADE TO JAMES J. LIATI, SECRETARY OF THE COMPANY, 888 SEVENTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10106, TELEPHONE NO. (212) 887-6869. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

James J. Liati

Secretary

New York, New York

April     , 2003

Exhibit A

EOS INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

Organization

The Committee shall be appointed by the Board and shall consist of at least three directors, each of whom are independent of management and at least one member’s qualification shall include accounting or related financial management expertise. The Committee shall meet at least four times a year.

Statement of Policy

The Committee shall provide oversight relating to the Company’s financial reporting process, its systems of internal accounting and financial controls, the internal audit process and the annual independent audit process of the Company’s annual financial statements. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, shall discuss with the independent auditors and management their judgement of the quality, not just the acceptability, of the Company’s financial reporting.

In carrying our these responsibilities the Committee shall:

a)  Annually, together with the Board, evaluate and appoint the Company’s independent auditor.

b)  Discuss with both the internal auditors and the independent auditors the overall scope and plans for their respective audit.

c)  Review with the independent auditors the results of their annual audit.

d)  Require the independent auditors to review the Company’s interim financial statement, the annual 10-K report and the financial data included in the company annual report to shareholders.

e)  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

f)  Report its actions to the Board and recommend to the Board any actions it deems appropriate for the Board to take.

A-1

Exhibit B

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

EOS INTERNATIONAL, INC.

Eos International, Inc., a corporation organized and existing under the Delaware General Corporation Law (hereinafter referred to as the “Corporation”), to amend its restated certificate of incorporation, hereby certifies as follows:

1.    The Corporation filed its original certificate of incorporation on December 3, 1984 with the Secretary of State of the State of Delaware under the name GHS Acquisition Corp.

2.    To effect an amendment to the Restated Certificate of Incorporation of the Corporation, subparagraph (a) of Article FOURTH thereof is hereby deleted and substituted in lieu of said subparagraph is the following new subparagraph (a):

FOURTH:    (a)  The corporation shall be authorized to issue an aggregate of Two Hundred One Million (201,000,000) shares of capital stock, consisting of One Million (1,000,000) shares of Preferred Stock having a par value of one cent ($0.01) per share (the “Preferred Stock”) and Two Hundred Million (200,000,000) shares of Common Stock having a par value of one cent ($0.01) per share (the “Common Stock”). Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

3.    The foregoing amendment to the Restated Certificate of Incorporation of the Corporation was approved by the Board of Directors of the Corporation and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

4.    This Certificate of Amendment shall be effective as of the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation on the              day of                             , 2003.

EOS INTERNATIONAL, INC.

By:
Name: James J. Liati
Title: Secretary

B-1

Exhibit C

EOS INTERNATIONAL, INC

NONSTATUTORY STOCK OPTION AGREEMENT

This Non-Statutory Stock Option Agreement (this “Option Agreement”) is entered into as of January 23, 2003 (the “Grant Date”), by and between EOS INTERNATIONAL, INC., a Delaware corporation with offices at 888 Seventh Avenue, 13th Floor, New York, New York 10106 (the “Company”), and PETER A. LUND, with an address at c/o the Company, 888 Seventh Avenue, 13th Floor, New York, New York 10106 (the “Holder”).

WHEREAS, the Holder serves as the Chairman of the Board of the Company;

WHEREAS, pursuant to the letter agreement, dated October 21, 2002, by and between the Company and the Holder, which modified the terms of the July 2000 employment agreement by and between the Company and the Holder, as amended, the Company and the Holder agreed that the Company would not pay the Holder a discretionary bonus for 2002, would reduce the Holder’s annual salary from $300,000 per annum to $36,000 per annum, and would award to the Holder, subject to the approval of the stockholders of the Company, the option granted to the Holder pursuant to this Option Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.    Grant of Option.

(a)  Subject to the approval of the stockholders of the Company, the Company grants to the Holder as of the Grant Date the option (the “Option”) to purchase 5,750,000 shares (the “Option Shares”) of common stock of the Company, par value $0.01 per share, at an exercise price of $0.50 per share (the “Exercise Price”). The Option shall be a “nonstatutory stock option” and shall not be an “incentive stock option” within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)  The Company shall solicit stockholder approval for the grant of the Option at the first annual meeting of stockholders of the Company held after the date hereof.

(c)  The Option is being granted to the Holder, subject to stockholder approval, in connection with the Holder’s service as Chairman of the Board of the Company.

SECTION 2.    Vesting/Exercisability; Termination of Option.

(a)  The Option shall vest and become exercisable in full immediately upon the approval of the Option by the stockholders of the Company.

(b)  The Option shall expire at the close of business at Company headquarters on January 22, 2013 (the “Expiration Date”), unless sooner terminated as provided herein.

(c)  This Option may expire prior to the Expiration Date at the sole determination of the Board of Directors of the Company in the event that the Company is a party to any merger, consolidation, liquidation, or reorganization.

(d)  In the event of the death of the Holder, the Option shall expire at the close of business at Company headquarters on the date 12 months after the date of death; provided, however, that under all circumstances, the Option will nevertheless expire on the earlier of (i) the Expiration Date, and (ii) the day upon which the Option is terminated in accordance with Section 5(c) hereof. During such period following the death of the Holder, the estate or heirs of the Holder may exercise the Option.

SECTION 3.    Manner of Exercise of Option; Payment of Exercise Price.

(a)  The Option may be exercised by the Holder by delivery to the Company of:

(i)  a written notice of exercise (an “Exercise Notice”), substantially in the form annexed hereto as Exhibit A, stating the number of Option Shares with respect to which the Option is being exercised and the Exercise Price payable therefor;

(ii)  a written statement acknowledging that the Holder has read, and been afforded an opportunity to ask questions of management of the Company regarding, financial and other information with respect to the Company sufficient to allow the Holder to make an informed investment decision (the “Acknowledgement”); and

(iii)  payment of the Exercise Price for the Option Shares being purchased (in the manner provided in Section 3(b) hereof), which shall equal the product of (1) the Exercise Price multiplied by (2) the number of Option Shares to be acquired (the “Purchase Price”).

(b)  Payment of the Purchase Price may be made to the Company in one (or any combination) of the following forms:

(i)  Cash, personal check (good funds), cashier’s check, or a money order.

(ii)  Shares of common stock of the Company (“Common Shares”) that have been owned by the Holder for more than six months and that are surrendered to the Company. The value of the Common Shares, determined as of the effective date of the exercise of the Option, will be applied to all or part of the Purchase Price.

(iii)  By delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Common Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Purchase Price and any withholding taxes.

(c)  The Option Shares issuable upon the exercise of the Option shall, upon issuance thereof, be free and clear of encumbrances.

(d)  As a condition precedent to any exercise of the Option, the Holder shall make all customary investment representations that the Company shall reasonably require (the “Investment Representations”).

(e)  Delivery by the Holder to the Company of an Exercise Notice shall constitute an irrevocable election by the Holder to purchase the number of Option Shares specified therein and shall create a binding contract between the Holder and the Company to purchase and sell such Option Shares on the terms and conditions set forth herein.

SECTION 4.    Closing.

(a)  The purchase by the Holder of that number of Option Shares specified in the Exercise Notice shall occur as soon as reasonably practicable after the Company’s receipt thereof (the “Closing Date”).

(b)  On the Closing Date, and as a condition precedent to the closing of the purchase and sale of that number of Option Shares specified in the Exercise Notice, the Holder shall deliver, or shall have delivered, to the Company (i) the Acknowledgement pursuant to Section 3(a)(ii) hereof, (ii) the Purchase Price pursuant to Section 3(a)(iii) hereof, paid in accordance with Section 3(b) hereof, and (iii) any Investment Representations required by the Company, in accordance with Section 3(d) hereof.

(c)  Upon delivery of the foregoing by the Holder to the Company, the Holder shall be entitled to receive a certificate or certificates representing the Option Shares so purchased, and the Company shall thereupon issue and deliver such certificate or certificates to the Holder.

SECTION 5.    Adjustments.

(a)  In the event the Company shall:

(i)  pay a dividend in Common Shares,

(ii)  subdivide its outstanding Common Shares into a larger number of Common Shares, or

(iii)  combine its outstanding Common Shares into a smaller number of Common Shares,

then, in each case, the number of Common Shares thereafter constituting the Option Shares shall be adjusted so as to consist of the number of Common Shares which a record holder of that number of Common Shares equal to the Option Shares immediately prior to the occurrence of such event would own or be entitled to receive after the occurrence of such event, and the Exercise Price shall be proportionately reduced or increased, as appropriate.

(b)  In the event that the Company shall pay any dividend or make any distribution with respect to Common Shares other than a dividend or distribution of a type described in Section 5(a) hereof, no adjustment in the number and type of Common Shares covered by this Option and the Exercise Price specified herein shall be made, except as may otherwise be determined by the Board of Directors of the Company or an authorized committee thereof.

(c)  The Option shall be subject to the terms of any agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, including the right to terminate the Option prior to its stated term.

SECTION 6.    Reservation of Shares.    Upon stockholder approval of the Option, the Company shall reserve and keep available a sufficient number of Common Shares to satisfy the requirements of the Option.

SECTION 7.    Retention Rights of the Holder.    Nothing in this Option Agreement shall: (i) give the Holder the right to be retained by the Company (or any parent, subsidiary, or affiliate of the Company) in any capacity, or (ii) confer upon the Holder any right to continue the Holder’s service as an employee or officer of the Company for any period of time or to continue the Holder’s present (or any other) rate of compensation. The Company (and any parent, subsidiary, or affiliate) reserves the right to terminate the service of the Holder at any time and for any reason, subject to any restrictions thereon set forth in any other agreement in effect between the Company and the Holder.

SECTION 8.    Shareholder Rights.    The Holder, or the estate or heirs of the Holder, has no rights as a stockholder of the Company until a certificate (or certificates) representing the Option Shares is issued to the Holder. No adjustments shall be made for dividends or other rights if the applicable record date occurs before the stock certificate is issued, except as otherwise provided herein.

SECTION 9.    Withholding of Taxes.    The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to the Holder (or secure payment from the Holder in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Option Agreement. The Company may defer such issuance unless and until the Company receives cash from the Holder equal to any such amount to be withheld or is indemnified by the Holder to the reasonable satisfaction of the Company, or otherwise as determined by the Board of Directors of the Company.

SECTION 10.    Restrictions on Transfer.

(a)  General.    The Option is personal to the Holder and cannot be transferred or assigned by the Holder for any reason other than death without the prior written consent of the Company, which may be granted or withheld by the Company in its sole determination. Prior to the death of the Holder, only the Holder may exercise the

Option. The Holder may not sell the Option or use it as security for a loan. If the Holder attempts to make any prohibited transfer or assignment, the Option will immediately become invalid. The Holder may, however, dispose of the Option by will or the Option may transferred upon the death of the Holder by the laws of descent and distribution.

(b)  Notice of Exercise by Spouse of Holder.    Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from a spouse or former spouse of the Holder, nor is the Company obligated to recognize such spouse’s or former spouse’s interest in the Option in any other way; provided, that, notwithstanding the foregoing, the Company shall honor a notice of exercise delivered to the Company, prior to the expiration of the Option in accordance with Section 2(d) hereof, by a spouse or former spouse of the Holder to whom the Option is transferred upon the death of the Holder.

(c)  Restrictive Legend.    Each certificate representing Option Shares shall bear the following legend:

“The securities represented by this certificate were acquired for investment only and not for resale. They have not been registered for resale under the Securities Act of 1933, as amended, or any state securities law. These securities may not be sold, transferred, pledged, or hypothecated, or otherwise disposed of, unless first registered under such laws or the Company has received evidence satisfactory to it that registration under such laws is not required.”

(d)  Opinion of Counsel.    Holder may not sell, transfer, or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company to the effect that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

SECTION 11.    Representations and Warranties.

(a)  Company Representations and Warranties.    The Company represents and warrants to the Holder that the execution, delivery, and performance of this Option Agreement by the Company has been duly authorized by the Company, subject to stockholder approval of this Option Agreement.

(b)  Holder Representations and Warranties.    The Holder represents and warrants as follows:

(i)  The Holder has the legal capacity to execute, deliver, and perform the Holder’s obligations hereunder;

(ii)  When the Holder exercises the Option, the Holder shall be purchasing the Option Shares for the Holder’s own account and not on behalf of any other “Person” (as defined by Section 2(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”));

(iii)  The Holder understands and acknowledges that federal and state securities laws govern and restrict the Holder’s right to offer, sell, or otherwise dispose of any Option Shares unless the Holder’s offer, sale, or other disposition thereof is registered under the Securities Act and state securities laws, or, in the opinion of the Company’s counsel, such offer, sale, or other disposition is exempt from registration or qualification thereunder;

(iv)  The Holder shall not offer, sell, or otherwise dispose of any Option Shares in any manner which would violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder, or any other state or federal law; and

(v)  The Holder understands that certificates representing any Option Shares purchased by the Holder shall bear such legends as the Company deems necessary or desirable in order to comply with the Securities Act or other rules, regulations, or laws applicable thereto.

(c)  Mutual Representations and Warranties.    Each of the Company and the Holder represents and warrants to the other that:

(i)  this Option Agreement is the legal, valid, and binding obligation of such party, enforceable against it in accordance with its terms; and

(ii)  there is no pending or threatened action or proceeding affecting such party before or by any court, governmental authority, administrative agency, or arbitrator, which, if adversely determined, would prevent such party from consummating the transactions contemplated hereby or which may have a material adverse affect on the financial condition of such party.

SECTION 12.    Indemnity.

(a)  The Company shall indemnify and hold harmless the Holder from and against all losses, damages, and related expenses (including reasonable fees and disbursements of counsel) incurred by the Holder in connection with any matters which may arise as a result of a breach or default by the Company of its covenants contained in this Option Agreement or the inaccuracy of any representation or warranty made by the Company herein.

(b)  The Holder shall indemnify and hold harmless the Company from and against all losses, damages, and related expenses (including reasonable fees and disbursements of counsel) incurred by the Company in connection with any matters which may arise as a result of the breach or default by the Holder of the Holder’s covenants contained in this Option Agreement or the inaccuracy of any representation or warranty made by the Holder herein.

SECTION 13.    Miscellaneous.

(a)  Further Action.    Each party hereto shall, promptly after any request therefor by the other party hereto, take or cause to be taken all actions, do or cause to be done all things, and execute and deliver or cause to be executed and delivered all documents, instruments, certificates, further assurances, or other papers, which such other party may reasonably deem necessary, appropriate, or desirable in connection with this Option Agreement and the consummation of the transactions contemplated hereby.

(b)  Survival of Representations and Warranties and Certain Covenants and Agreements.    The representations and warranties and covenants contained in Section 13 hereof and the covenants and agreements contained in Sections 11 and 12 hereof shall survive the termination or expiration of this Option Agreement.

(c)  Notices.    All notices, requests, consents, and other communications given or made hereunder by either party hereto shall be given or made in person or by overnight business courier service, or registered or certified mail (postage prepaid, return receipt requested) to the addressee at its address set forth in the Preamble to this Option Agreement (or to such other address as such party may hereafter specify for such purpose by notice given in accordance with this section). Any notice, demand, request, or other communication hereunder shall be effective upon the earliest of: (i) the receipt thereof by the addressee; or (ii) the deposit thereof in the mails of the United States of America; provided, however, that the time period in which any response to any such notice, demand, request, or other communication is required to be given shall commence from the date of receipt thereof by the addressee as evidenced by the return receipt with respect thereto; (iii) the rejection or other refusal of delivery thereof by the addressee or any agent of the addressee; or (iv) the failure of delivery thereof as a result of the addressee’s failure to properly give notice hereunder of any change of its address. Any notice to the Company shall be sent to the attention of the Chief Executive Officer of the Company.

(d)  Amendment; Waiver.    No amendment or restatement hereof or supplement or other modification hereto shall be valid or effective unless such amendment, restatement, supplement, or other modification is in writing, expressly refers hereto, and is signed by each party hereto. No consent to, or waiver, discharge, or release of, any term or provision or breach hereof shall be valid or effective unless such consent, waiver, discharge, or release is in writing, expressly refers hereto, and is signed by the party to be bound thereby, and no such consent, waiver, discharge, or release shall constitute a consent, waiver, discharge, or release of any other term or provision hereof or any subsequent breach hereof, whether or not similar in nature, or a subsequent consent, waiver, discharge, or release of the same term, provision, or breach hereof. No failure to exercise or delay in exercising any right, power, or remedy hereunder by either party hereto, including any failure to insist in any instance upon strict, complete, or timely performance or observance by the other party hereto of any term or provision hereof or obligation hereunder, shall constitute a consent, waiver, discharge, or release of any such right, power, or remedy, and no single or partial exercise of any right, power, or remedy by either party hereto shall preclude any other or further exercise of any such right, power, or remedy.

(e)  Severability.    If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable law or public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

(f)  Remedies.

(i)  All rights, powers, and remedies hereunder of each party hereto shall, to the fullest extent permitted by law, be cumulative and not alternative, and in addition to all other rights, powers, and remedies of such party, whether specifically granted hereunder or otherwise existing under any law, and may be exercised from time to time and as often and in such order as such party may deem necessary, appropriate, or desirable, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy.

(ii)  Each party hereto hereby acknowledges that irreparable damage would occur, and the other party’s remedies at law would be inadequate, if any term or provision hereof were not performed or observed strictly in accordance herewith, and hereby unconditionally and irrevocably waives any defense that may be available to it that the other party’s remedies at law are adequate or that its injuries are not irreparable. Each party hereto may, without posting any bond or other security and in addition to any remedy available to it at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available to it.

(g)  Successors and Assigns; No Third-Party Beneficiaries.    This Option Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, whether express or implied, is intended to or shall confer upon any other “Person” any legal or equitable right, power, or remedy of any kind, nature, or description whatsoever under or by reason hereof. Except as otherwise expressly provided herein, all covenants and agreements contained in this Option Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, personal representatives, heirs, and permitted assigns of the parties hereto.

(h)  Governing Law.    This Option Agreement will be interpreted and enforced under the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Option Agreement to the substantive law of another jurisdiction.

(i)  Waiver of Jury Trial.    Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Option Agreement or any transaction or agreement contemplated hereby.

(j)  Violations of Law.    The Option may not be exercised by the Holder at any time when the exercise thereof shall violate any law, rule, or regulation, as determined by the Board of Directors of the Company in its sole determination.

(k)  Interpretations.    The Board of Directors of the Company shall have the sole discretion and authority to interpret the provisions of this Option Agreement and to make administrative determinations regarding this Option Agreement. Such interpretations shall be binding on the Holder, except as provided in Section 13(d) hereof.

(l)  Headings.    The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning, construction, or interpretation of any term or provision hereof.

(m)  Counterparts and Delivery By Facsimile.    This Option Agreement may be executed in any number of counterparts and by the different parties hereto in separate in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart hereof via facsimile shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Option Agreement as of the date first written above.

/s/ PETER A. LUND
Peter A. Lund, individually

EOS INTERNATIONAL, INC.

By:	/s/ JAMES M. CASCINO
Name: James M. Cascino Title: President and CEO

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTIONS

Eos International, Inc.

888 Seventh Avenue - 13th Floor

New York, NY 10106

Attention:  Secretary

1.	Exercise of Option. Effective as of today, , the undersigned (“Purchaser”) hereby elects to exercise the option (the “Option”) to purchase shares (the “Common Shares”) of common stock of Eos International, Inc. (the “Company”) granted to the Employee pursuant to the Nonstatutory Stock Option Agreement by and between the Company and Peter A. Lund, dated as of January 23, 2003 (the “Option Agreement”). The purchase price for the Common Shares shall be per share, as required by the Option Agreement.

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Common Shares as follows. (Check all that apply and complete as appropriate. The total payment must equal the purchase price of the Common Shares.)

cash in the amount of $ .
check in the amount of $ .
by means of a cashless exercise program (if any) implemented by the Company.
by surrender of shares owned and held for more than six months with a value of $ represented by certificate number .

3.	Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.	Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Common Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Common Shares and that Purchaser is not relying on the Company for any tax advice.

5.	Entire Agreement: Governing Law. The Option Agreement is incorporated herein by reference. This Notice of Exercise of Stock Options and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and, except as provided in the Option Agreement, may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by: PURCHASER:	Accepted by: EOS INTERNATIONAL, INC.

Signature	By:
Print Name	Its:
Address:	Date Received

Date

Exhibit D

EOS INTERNATIONAL 2003 EQUITY INCENTIVE PLAN

1.    Purpose.    The purpose of this 2003 Stock Award and Incentive Plan (the “Plan”) is to aid Eos International, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions.    In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)  “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c)  “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death, except that a Participant’s prior Beneficiary designation of his or her spouse as Beneficiary will be automatically be revoked upon such Participant’s divorce, unless the designation is specifically reaffirmed in writing to the Committee following such divorce.

(d)  “Board” means the Company’s Board of Directors.

(e)  “Change in Control” and related terms have the meanings specified in Section 9.

(f)  “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g)  “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h)  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i)  “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(j)  “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k)  “Effective Date” means the effective date specified in Section 11(p).

(l)  “Eligible Person” has the meaning specified in Section 5.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n)  “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be determined as follows: (i) if the Stock is traded over-the-counter on the date in question, but is not classified as a national market issue, and the Stock is regularly traded in this manner, then Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; or (ii) if the Stock is traded over-the-counter on the date in question and is classified as a national market issue, and is regularly traded in this manner, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date; or (iii) if the Stock is traded on a stock exchange on the date in question, and is regularly traded in this manner, then the Fair Marked Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or (iv) if (i), (ii) or (iii) shall not apply as the Board shall determine.

(o)  “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto and qualifying thereunder.

(p)  “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(q)  “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(r)  “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s)  “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(t)  “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code.

(u)  “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(v)  “Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w)  “Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x)  “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.    Administration.

(a)  Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b)  Manner of Exercise of Committee Authority.    All members of the Committee must be Qualified Members at all time. In the event that any Committee member ceases to qualify as a Qualified Member, then without further action required, he or she shall no longer be a member of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

(c)  Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.

(a)  Overall Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be ten million (10,000,000); provided, however, that the total number of shares which may be issued and delivered in connection with Awards that are granted as ISOs is limited to five million (5,000,000), subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)  Share Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant but shall be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.    Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal one million (1,000,000) shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section (6)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $5 million plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.    Specific Terms of Awards.

(a)  General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)  Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)  Exercise Price.    The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price with respect to ISOs shall in no event be less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)  Option Term; Time and Method of Exercise.    The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)  ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

(c)  Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)  Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee.

(ii)  Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

(d)  Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)  Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)  Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)  Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)  Award and Restrictions.    Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)  Dividend Equivalents.    Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)  Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)  Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)  Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)  Performance Awards.    Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.    Performance Awards, Including Annual Incentive Awards.

(a)  Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b)  Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)  Performance Goal Generally.    The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)  Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such Performance Awards: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created; (7) operating margin or profit margin; (8) stock price or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)  Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time at which 25% of such performance period has elapsed.

(iv)  Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)  Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered

Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)  Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i)  Grant of Annual Incentive Awards.    Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time at which 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)  Payout of Annual Incentive Awards.    After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)  Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.    Certain Provisions Applicable to Awards.

(a)  Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)  Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c)  Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property. and may be made in it single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest oil installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)  Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e)  Limitation on Vesting of Certain Awards.    Restricted Stock will vest over a minimum period of three years except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock without any minimum vesting requirements. Notwithstanding the above, the limits regarding vesting of Restricted Stock shall not apply with respect to grants made to newly hired employees, if such grants are a negotiated term of the newly hired employees’ employment. For purposes of this Section 8(e), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

9.    Change in Control.

(a)  Effect of “Change in Control” on Non-Performance Based Awards.    Unless the Committee has provided otherwise in the terms of a governing Award, in the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i)  All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable its of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond it Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or it subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii)  The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b)  Effect of “Change in Control” on Performance-Based Awards.    In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded only if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c)  Definition of “Change in Control.”    A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)  any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) (collectively, a “Person”) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(ii)  during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii)  the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(iv)  the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v)  any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

(d)  Definition of “Change in Control Price.”    The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10.    Additional Award Forfeiture Provisions.

(a)  Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.    Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i)  The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)  The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b)  Events Triggering Forfeiture.    The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i)  The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)  The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)  The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

(iv)  The Participant is required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision.

(c)  Agreement Does Not Prohibit Competition or Other Participant Activities.    Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d)  Committee Discretion.    The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.    General Provisions.

(a)  Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)  Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)  Adjustments and Cash-Outs.    In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder. Notwithstanding any term to the contrary in this Plan or in the terms of any Award granted hereunder, the Committee is specifically authorized (but not obligated) to terminate and distribute the cash value of any Award to a Participant and/or Beneficiary in the event that the Company undergoes (or is to undergo) a merger, consolidation, acquisition, asset sale, or other similar corporate event, if following such transaction the Company will no longer be filing reports with the Securities and Exchange Commission under Section 12 of the Exchange Act, or if all or substantially all Shares of the Company will be held by an entity or its affiliates, or in such other event as the Committee deems prudent.

(d)  Tax Provisions.

(i)  Withholding.    The Company and any subsidiary or affiliate are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii)  Required Consent to and Notification of Section 83(b) Election.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(iii)  Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.     If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of all Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e)  Changes to the Plan.    The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f)  Right of Setoff.    The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant. Such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)  Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)  Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

(i)  Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)  Compliance with Section 162(m) of the Code.    It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)  Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(l)  Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(m)  Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n)  Severability; Entire Agreement.    If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(o)  Plan Effective Date and Termination.    The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan, except that no ISOs may be granted hereunder more than ten years following the date of its adoption or approval by the stockholders of the Company, whichever occurs first.

EOS INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE

COMPANY FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints James M. Cascino and Peter A. Lund, and each of them, the true and lawful agent and proxy of the undersigned with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Eos International, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 9:00 a.m., Eastern Time, on Thursday, May 15, 2003, at 330 South Street, Morristown, New Jersey, and at any adjournment or adjournments thereof, upon the following matters more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director as named in the Proxy Statement, and FOR Items 2, 3 and 4.

(continued and to be signed on reverse side)

☒	Please mark your votes as in this example

	FOR	WITHHOLD
1. Election of Directors. To vote for the following nominees for election as directors of the Company:	☐	☐

Peter A. Lund

James M. Cascino

Julius Koppelman

Anthony J. Robbins

Anthony R. Calandra

Jonathan C. Klein

Charles D. Peebler, Jr.

Mark A. Ryle

William S. Walsh

For, except vote withheld from the following nominee(s): _____________________________________________
	FOR	AGAINST	ABSTAIN

2.        Approval of Proposal to Increase the Company’s Authorized Shares

           From 101,000,000 Shares of Capital Stock, consisting of 100,000,000

           Shares of Common Stock and 1,000,000 Shares of Preferred Stock, to

           201,000,000 Shares of Capital Stock, Consisting of 200,000,000

           Shares of Common Stock and 1,000,000 Shares of Preferred Stock

	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approval of Proposal to Grant an Option to Purchase 5,750,000 Shares of Company Common Stock to Peter A. Lund	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approval of Proposal to adopt the Eos International, Inc. 2003 Stock Award and Incentive Plan	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon other business as may properly come before the Meeting.

I Will ☐ Will Not ☐

attend the Meeting

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Date: , 2003

(Signatures)
(Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.)

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.